Exhibit 10.1

LEASE AGREEMENT

between

I-40 OKC PARTNERS LLC

Landlord

and

CANOO INC.

Tenant

Dated as of: April 7, 2023

9528 W I-40 Service Road
Oklahoma City, Oklahoma

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32.	Rules and Regulations	39
33.	Security Service	39
34.	Force Majeure	39
35.	Entire Agreement	39
36.	Severability	39
37.	Brokers	40
38.	Landlord’s Lien/Security Interest	40
39.	Option to Purchase	40
40.	Notices	44
41.	Anti-Terrorism Representations; Anti-Money Laundering Law	44
42.	Miscellaneous	45
43.	Expansion Premises	49
44.	Shared Services Agreement	49

EXHIBITS

A	Premises
B	Renewal Rider
C	Rules and Regulations
D	Estoppel Certificate
E	Expansion Premises
F	Expansion Premises Rent
G	Form of Warrant
H	Intentionally Omitted
I-1	Tenant’s Remediation Work
I-2	Tenant’s TI Work
J	Option Property
K	Shared Services Agreement – Contemplated Terms
L	Parking Areas

ii

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is dated this 7th day of April, 2023, between I-40 OKC PARTNERS LLC, an Oklahoma limited liability company (“Landlord”) and CANOO INC., a Delaware corporation (“Tenant”). The following capitalized and bold-faced terms, which have been placed at the beginning of this Lease for convenience, shall have the meaning set forth below.

1.            Reference Data and Definitions.

Premises:	The portions of the Building containing 497,836 square feet in the aggregate, as shown on Exhibit A attached hereto and made a part hereof and the areas exterior to the Building that are identified as “Canoo Logistics/Laydown” on Exhibit A attached hereto.
Building:	Collectively, the buildings located at 9528 W I-40 Service Road Oklahoma City, Oklahoma, including the buildings in which the Premises are located, as shown on Exhibit A attached hereto and made a part hereof, containing 647,654 square feet in the aggregate.
Land:	All of the property identified as Tax Parcel ID Nos. 060999-912012-000004, 060999-912012-000005, 060999-912014-000006, 060999-912013-000012 and 060999-912013-000001 and the portion of the property identified as Tax Parcel ID No. 060999-912011-000018 upon which the Premises, Expansion Premises or Common Areas are located, all as assigned by the assessor for Oklahoma City, Canadian County, Oklahoma.
Property:	The Building, the Land and all improvements, driveways, parking facilities, loading dock areas, roadways, rail tracks, easements and similar improvements situated on the Land.
Permitted Use:	Manufacturing, industrial, warehousing and storage purposes, including electric vehicle assembly, upfitting of electric vehicles, and any related accessory uses such as accessory office and customer support uses, and for no other purpose.
Tenant’s Proportionate Share:	76.9%
Lease Term:	Ten (10) years, plus such additional number of days as are required to cause the Lease Term to expire on the last day of the last month, unless sooner terminated or extended pursuant to the terms and provisions of this Lease.

Commencement Date:	April 7, 2023

Base Rent:	Months	Annual Base Rent	Monthly Base Rent	Base Rent Per Sq. Ft.
	1 - 12	$2,738,098.00	$228,174.83	$5.50
	13 – 24	$2,738,098.00	$228,174.83	$5.50
	25 – 36	$2,862,557.00	$238,546.42	$5.75
	37 – 48	$3,235,934.00	$269,661.17	$6.50
	49 – 60	$3,316,832.35	$276,402.70	$6.66
	61-72	$3,399,753.16	$283,312.76	$6.83
	73-84	$3,484,746.99	$290,395.58	$7.00
	85-96	$3,571,865.66	$297,655.47	$7.17
	97-108	$3,659,094.60	$304,924.55	$7.35
	109-120	$3,753,683.44	$312,806.95	$7.54

Additional Fixed Rent	Months	Annual Additional Fixed Rent	Monthly Additional Fixed Rent		Additional Fixed Rent Per Sq. Ft.
	1 - 12	$804,000.00	$67,000.00		$1.61
	13 – 24	$804,000.00	$67,000.00		$1.61
	25 – 36	$804,000.00	$67,000.00		$1.61
	37 – 48	$1,005,000.00	$83,750.00		$2.02
	49 – 60	$1,005,000.00	$83,750.00		$2.02
	61-72	$1,005,000.00	$83,750.00	_	$2.02
	73-84	$1,005,000.00	$83,750.00		$2.02
	85-96	$1,690,459.32	$140,871.61		$3.40
	97-108	$1,690,459.32	$140,871.61		$3.40
	109-120	$1,690,459.32	$140,871.61		$3.40

Security Deposit:	$3,000,000

Broker(s):	None.
Tenant’s Notice Address:

Canoo, Inc.

15520 Highway 114, Suite 2C

Justin, TX 76247

Attention: Hector Ruiz, General Counsel and Corporate Secretary

Email: [*****]

And

Canoo, Inc.

15520 Highway 114, Suite 2C

Justin, TX 76247

Attention: Ken Manget, CFO

Email: [*****]

And

Eller and Detrich PC

2727 E 21st St., Suite 200

Tulsa, OK 74114

Attention: Philip J. Eller and Daniel C. Cupps

Email: [*****] and [*****]

Landlord’s Notice Address:

c/o AF Ventures LLC
2126 Hamilton Road, Suite 260
Argyle, Texas 76226
Attention: Jana Bell and Lori McCutcheon

Email: [*****] and [*****]

and

Seyfarth Shaw LLP

620 Eighth Avenue

New York, New York 10018

Attention: David Warburg, Esq. and Jason T. Polevoy, Esq.

Email: [*****] and [*****]

Renewal Options:	One (1) option of five (5) years, as provided in Exhibit B

2.            Granting Clause.

In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

3.            Condition of Premises.

(a)            Tenant shall accept the Premises on the Commencement Date in its “AS-IS, WHERE-IS” condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and, except as otherwise set forth herein, Landlord shall have no obligation to perform or pay for any repair or other work therein. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes.

(b)            Tenant acknowledges that (i) no representations as to the repair of the Premises (except as provided in Section 11 below), nor promises to alter, remodel or improve the Premises have been made by Landlord, except as otherwise expressly set forth herein and (ii) there are no representations or warranties, expressed, implied or statutory, that extend beyond the description of the Premises (except as provided in Section 28(a)). Tenant has not relied on any representations or warranties not expressly set forth in this Lease. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time of possession and that Landlord has performed all of its obligations under this Lease to be performed as of such time. Tenant shall perform all work necessary to prepare the Premises for Tenant’s occupancy thereof.

(c)            Provided no Event of Default then exists, Tenant shall be entitled to receive from Landlord (A) a contribution of up to $1,600,000 (the “Remediation Work Allowance”) for the purchase of, and payment for, Qualified Items (as hereinafter defined) with respect to the performance of the work described on Exhibit I-1 attached hereto and made a part hereof (collectively, “Tenant’s Remediation Work”) and (B) a contribution of up to $6,700,000 (the “TI Work Allowance”, and collectively with the Remediation Work Allowance, the “Construction Allowance”) for the purchase of, and payment for, Qualified Items (as hereinafter defined) with respect to the performance of the work described on Exhibit I-2 attached hereto and made a part hereof (collectively, “Tenant’s TI Work”, and collectively with Tenant’s Remediation Work, “Tenant’s Work”). As used herein, “Qualified Items” means (i) the contract price for contractors and subcontractors who undertake Tenant’s Work, and the materials purchased and installed or constructed in connection with Tenant’s Work and (ii) engineering and architectural fees and permit costs in connection with Tenant’s TI Work, up to a maximum of five (5%) percent of the Construction Allowance. Qualified Items shall not include furniture, trade fixtures, trade equipment or any so-called “soft” costs (except to the extent expressly provided above). The Construction Allowance (less any monies then owed to Landlord by Tenant, whether for the cost of any work done by or on behalf of Tenant or otherwise) shall be paid to Tenant within forty-five (45) days following Landlord’s receipt of written notice from Tenant requesting disbursement and the following items, in form and substance reasonably satisfactory to Landlord, each to the extent applicable to the work performed and reasonably required by Landlord:

(A)            original, executed, unconditional, notarized lien waivers for all work performed and materials furnished by Tenant’s general contractor, all subcontractors, and all materials and service suppliers, as well as an affidavit from Tenant’s general contractor (identifying all subcontractors and material/service suppliers by name and address and the amounts paid to each) that no liens exist as a result of Tenant’s Work performed to date;

(B)            an architect’s certification that the portion of Tenant’s Work which is covered by the payment request was completed strictly in accordance with the plans and specifications therefor as approved by Landlord;

(C)            an affidavit from Tenant’s general contractor, confirming that the sum covered by the payment request has been spent by Tenant on Qualified Items for the Premises.

(D)            if required by Landlord’s lender, an estoppel certificate from Tenant;

(E)            with respect to the final payment: (1) all certificates and approvals in connection with Tenant’s Work that may be required by any governmental authorities as a condition for the issuance of any occupancy certificate for the Premises, together with a permanent, final, unconditional Certificate of Occupancy for the Premises; (2) as-built plans and specifications for the Premises; (3) an architect’s certification that the portion of Tenant’s Work completed since the work covered by the prior payment request was completed strictly in accordance with the plans and specifications therefor as approved by Landlord; (4) if required by Landlord’s lender, an estoppel certificate from Tenant; and (5) an affidavit from Tenant’s general contractor, confirming that the sum covered by the final payment request has been spent by Tenant on Qualified Items for the Premises.

Notwithstanding the foregoing, to the extent Landlord undertakes any of Tenant's Work itself or through a third party engaged by Landlord, Landlord shall, prior to commencing such Tenant's Work, provide written notice to Tenant regarding the portion of Tenant’s Work to be performed by Landlord, together with sufficient details regarding such proposed work (including plans or scope of work, costs and contractors selected), and obtain Tenant’s approval of such work to be performed by Landlord, not to be unreasonably withheld, delayed or conditioned. In the event Landlord undertakes to perform any of Tenant’s Work in accordance with the foregoing provisions, Landlord agrees to proceed with commercially reasonable diligence in performing and completing such work.

4.            Use.

(a)            The Premises shall be used only for the Permitted Use, and in compliance with all zoning ordinances and Legal Requirements (as hereinafter defined). Tenant shall not conduct or give notice of any auction, liquidation, or going-out-of-business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises, subject to reasonable wear and tear. Tenant shall not take any other action that would constitute a nuisance or would unreasonably disturb or interfere with Landlord’s or any other tenant’s use or enjoyment of other the portions of the Property that are not the Premises, taking into account, in all events, the Permitted Use. Outside storage, including storage of trucks and other vehicles, is prohibited in any areas of the Property not within the outside areas of the Premises without Landlord’s prior written consent. For purposes of clarity, outside storage shall be permitted in areas designated as “Canoo Logistics/ Laydown” on the Premises site plan set forth on Exhibit “A” attached hereto.

(b)            Tenant shall, at its sole cost and expense, use and occupy the Premises in compliance with all laws and ordinances, and all rules, codes, directives, permits, licenses, covenants, orders or regulations of any governmental authority or Insurance Authority (as hereinafter defined) including the Americans with Disabilities Act, judgments, and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”). The Premises shall not be used as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s use or occupancy of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance or certificate of occupancy. Notwithstanding the foregoing, Tenant shall not be prohibited or unreasonably restricted from using batteries on the Premises due to any Landlord insurer requirements. If any increase in the cost of any insurance on the Premises or the Property is caused by Tenant’s use or occupancy of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the entire amount of such increase to Landlord (as opposed to Tenant’s Proportionate Share thereof).

(c)            Except for exclusive designated parking rights set forth in Section 15, Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, those areas identified as (i) roadways, (ii) parking areas and (iii) “Dock Loading Area” and shown on Exhibit A-1 (the “Common Areas”), subject to such reasonable rules and regulations as Landlord may promulgate from time to time. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas. The Property that is not part of the Premises or Common Areas may be changed from time-to-time in the sole discretion of Landlord, including, but not by way of limitation, the layout, size, improvements and other characteristics of such Property, provided that such changes do not materially impair, diminish or interfere with Tenant’s use of the Premises or the Common Areas or any other rights granted to Tenant hereunder.

5.            Rent Payments.

(a)            For purposes of this Section 5, the following terms shall have the following meanings:

(i)            “Cash Portion of Base Rent” shall mean, for any Lease period, the (a) Base Rent for such period, minus (b) Equity Portion of Base Rent, if any, for such Lease period. The Cash Portion of Base Rent shall comprise 100% of Base Rent after the first twelve (12) months of the Lease Term.

(ii)            “Equity Portion of Base Rent” shall mean: (i) for the first three (3) months of the Lease Term, seventy percent (70%) of the aggregate Base Rent for such period, or $479,167; and (ii) for the next nine calendar months of the Lease Term, 50% of the aggregate Base Rent for such period, or $1,026,787.

(iii)            “Market Value” shall mean the average daily VWAP (as defined in the Warrant (as defined below)) of the common stock, par value $0.0001 per share, of Tenant for the thirty (30) Trading Days (as defined in the Warrant) ended two (2) Trading Days prior to the Commencement Date.

(iv)            “Shares” shall mean shares of common stock, par value $0.0001 per share, of Tenant.

(v)            “Warrant” shall mean a warrant in the form of Warrant attached hereto as Exhibit G.

(b)            Tenant shall pay Base Rent and Additional Fixed Rent (collectively, “Fixed Rent”) in the amounts set forth in Section 1. The first month’s Cash Portion of Base Rent, the Additional Fixed Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses and Taxes (as both terms are hereafter defined) shall be due and payable on the date that is ten (10) Business Days following the Commencement Date. From and after the Commencement Date, Tenant shall pay to Landlord in advance, without demand, deduction or set-off (except as specifically set forth herein), monthly installments of Base Rent (less any Equity Portion of Base Rent, as determined by Tenant, solely with respect to the first 12 months of the Lease Term) and Additional Fixed Rent on or before the first day of each calendar month, in legal currency of the United States. Payments of Fixed Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be paid by check of Tenant to an address designated by Landlord in writing from time to time or by wire transfer or ACH transfer to such account of Landlord as shall be designated by Landlord in writing from time to time. The obligation of Tenant to pay Fixed Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Any item of rent, or any other fee, charge or sum that is owed by Tenant to Landlord hereunder, other than Fixed Rent, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable hereunder, shall be considered “Additional Rent” payable pursuant to this Lease and shall, unless a different time period is specifically provided herein, be paid by Tenant within thirty (30) days after an invoice therefor is given to Tenant. As used herein, the term “Rent” shall mean, collectively, Base Rent, Additional Fixed Rent and Additional Rent.

(c)            Tenant acknowledges that late payment by Tenant to Landlord of any Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. If any payment under this Lease is not actually received on or before the due date (and not merely deposited in the mail), Landlord may, at Landlord's option and to the extent allowed by applicable law, impose a late charge on any late payments in an amount equal to 10% of the amount of the past due payment (the “Late Charge”) after the payment is more than five days past due. The parties agree that such Late Charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The provision for such Late Charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty. Additionally, Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon, or measured by, any amount payable by Tenant under this Lease. Notwithstanding the foregoing, Landlord will not impose a Late Charge as to the first late payment in any calendar year, unless Tenant fails to pay the late payment to Landlord within three business days after the delivery of a written notice from Landlord to Tenant demanding the late payment be paid. However, Landlord may impose a Late Charge without advance notice to Tenant on any subsequent late payment in the same calendar year.

(d)            Notwithstanding any other provision of this Section 5, the Equity Portion of the first twelve (12) months of Base Rent shall be paid on the Commencement Date in lieu of cash by the issuance on the Commencement Date of:

(i)            fully vested non-refundable Shares (including fractional Shares) having an aggregate Market Value at the time of such payment equal to the amount of the Equity Portion of Base Rent to have been paid for the first 12 months of the Lease Term; and

(ii)            fully-vested nonrefundable Warrants (in the form attached hereto as Exhibit G) for a number of Shares (including fractional Shares) having an aggregate Market Value at the time of such payment equal to the amount of the Equity Portion of Base Rent to have been paid for the first twelve (12) months of the Lease Term. Landlord may direct Tenant to cause such Shares and Warrants to be issued to AFV Partners JV-OKC LLC, a Delaware limited liability company, and an indirect holder of all of the equity interests in Landlord.

The Shares issued under this Section 5(d) shall be restricted from transfer for a period of six (6) months from the date that such Shares are issued. If and when any Shares are issued under this Section 5(d) for the payment of the Equity Portion of Base Rent, such Shares shall be deemed to be validly issued and outstanding and fully paid and non-assessable.

(e)            On the first anniversary date of the Commencement Date, to the extent that (x) the original Market Value of the Shares as determined at the Commencement Date for purposes of their original issuance, exceeds (y) the Market Value of the Shares, determined by reference to the average daily VWAP of the common stock, par value $0.0001 per share, for the thirty (30) Trading Days ended two (2) Trading Days prior to such anniversary date (“Anniversary Date VWAP” and such difference, a “Market Value Shortfall”), Tenant shall immediately pay the Market Value Shortfall to Landlord in, at Tenant’s option, either all cash, or in additional Shares having a Market Value (determined by reference to the Anniversary Date VWAP) equal to the Market Value Shortfall.

6.            Security Deposit.

(a)            Landlord and Tenant hereby agree that $300,000 of the Security Deposit shall be deemed to have been paid by Tenant to Landlord on the Commencement Date by means of Tenant’s assignment of the $300,000.00 earnest money deposit under the Real Estate Purchase Agreement for the Property assigned by Tenant to Landlord by separate written agreement. Tenant shall deliver to Landlord by the date that is ten (10) business days following the Commencement Date, the remainder of the Security Deposit, as security for the performance of each and every covenant, agreement and condition of this Lease to be performed by Tenant. Landlord shall not be required to segregate the Security Deposit from its other funds and may commingle the Security Deposit with its other funds, and except for any minimum amount of interest that may be required by applicable Legal Requirements pertaining to commercial leases, Tenant shall not be entitled to interest thereon.

(b)            In no event shall the Security Deposit be considered an advance payment of Rent, nor shall Tenant be entitled to use the Security Deposit for the payment of Rent. If there shall be any default by Tenant under this Lease, then Landlord shall have the right, but not the obligation, with or without prior notice to Tenant, to use, apply or retain all or any portion of the Security Deposit and apply any portion thereof: (i) for the payment of any Rent as to which Tenant is in default; (ii) for the payment of any amount Landlord may spend or become obligated to spend by reason of Tenant’s default; or (iii) as compensation to Landlord for any losses incurred by reason of Tenant’s default (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises, and Remediation of any Hazardous Substances as required under this Lease). If any portion of the Security Deposit is so used or applied, then within three (3) business days after Landlord’s notice thereof to Tenant, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall constitute an Event of Default under this Lease.

(c)            Nothing herein shall be construed to limit the amount of damages recoverable by Landlord, it being specifically agreed that the Security Deposit shall not be deemed liquidated damages in the event of a default by Tenant under this Lease, nor shall anything herein limit any other remedy Landlord may have in addition to the right to apply all or any portion of the Security Deposit. Tenant shall not assign, pledge or encumber or attempt to assign, pledge or encumber any portion of the Security Deposit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, pledge or encumbrance, or any such attempted assignment, pledge or encumbrance.

(d)            If Landlord transfers the Security Deposit to any purchaser or other transferee of Landlord’s interest in the Building, then Tenant shall look only to such purchaser or transferee for the return thereof, and Landlord shall be released from all liability to Tenant for the return of the Security Deposit.

(e)            Within approximately ninety (90) days after the later to occur of the Expiration Date or the earlier termination of the Lease Term, or Tenant’s vacating and surrendering the Premises in the condition required hereunder, Landlord shall return to Tenant the Security Deposit, less such portion thereof as Landlord shall have utilized in order to satisfy any of Tenant’s obligations as provided hereunder.

7.            Operating Expense Payments.

(a)            During each month of the Lease Term, on the same date that Fixed Rent is due, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share of Operating Expenses, as provided below. Payments thereof for any fractional calendar month shall be prorated. Landlord shall have the right, from time to time, to adjust its estimate of Tenant’s monthly payments hereunder. The estimated Operating Expenses for the Premises set forth in Section 1 are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

(b)            “Operating Expenses” shall mean all out of pocket costs and expenses of Landlord in each calendar year of the Lease Term incurred in connection with owning, operating, maintaining, repairing, making replacements to (subject to Section 11 and Section 12 with respect to such maintenance, repair and replacement expenses), and managing the Property, including without limitation, (i) the cost of fuel, gas, steam, heat, ventilation, air-conditioning and chilled or condenser water, water, sewer and other utilities serving the Common Areas, together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of, such utilities; (ii) the cost of painting and/or decorating the Common Areas; (iii) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Property; (iv) except to the extent provided by Tenant directly hereunder, the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and disposal; (v) the cost of landscaping at the Property (excluding material improvements in landscaping); (vi) subject to Section 7(c), Section 11 and Section 12 below, the cost of all alterations, repairs, replacement and/or improvements made to the Property by or on behalf of Landlord, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this Lease, including without limitation, paving and parking areas, roads, roofs (including the roof membrane), alleys, and driveways and, to the extent not exclusively serving the Premises or not exclusively serving the premises of another tenant, all mechanical and utility facilities and systems (including HVAC, as hereinafter defined), doors or overhead doors, dock bumpers and dock plates or levelers, and all tools and equipment related thereto; (vii) commercially reasonable management fees, including management fees paid to Landlord if Landlord elects to self-manage the Property and commercially reasonable direct employee-related costs; (viii) all reasonable costs and expenses of legal, bookkeeping, accounting and other professional services incurred in connection with the Property; (ix) maintenance, repair and replacement (subject to the following sentence) of all portions of the Property and (x) fees and dues paid by or on behalf of Landlord to property owner organizations and any assessments, dues, levies or charges paid to any business improvement district or similar organization or to any entity on behalf of such an organization. Operating Expenses shall include costs incurred in connection with the installation of life-safety systems or energy conservation or other capital improvements in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or which are primarily for the purpose of reducing or stabilizing Operating Expenses. Notwithstanding anything herein to the contrary, all costs that are includible as Operating Expenses hereunder and that are required to be capitalized under generally accepted accounting principles shall be amortized on a straight line basis over a period equal to the useful life thereof under generally accepted accounting principles and only the amortized portion covering the applicable period billed during the Lease Term shall be included and charged (with respect to Tenant’s Proportionate Share) as an Operating Expense.

(c)            Notwithstanding the foregoing, Operating Expenses shall not include (i) costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Section 11 of this Lease (except as permitted above); (ii) debt service under mortgages or rent payable pursuant to any ground leases; (iii) costs of restoration to the extent of net insurance proceeds actually received by Landlord with respect thereto; (iv) leasing commissions or the costs of renovating space for tenants; (v) any costs or legal fees incurred in connection with any particular tenant other than Tenant; (vi) any roof replacements or any roof repairs that are required to be capitalized under generally accepted accounting principles; (vii) costs which are paid or payable by proceeds of insurance or by third parties pursuant to warranties of manufacturers, suppliers or contractors; (viii) costs and expenses incurred with respect to a sale or financing of any portion of the Property; or (ix) penalties and interests on late payments of any costs required to be paid by Landlord hereunder (provided that Tenant is current in its payment of Rent).

(d)            Within one hundred twenty (120) days following the end of each year of the Lease Term, Landlord shall deliver to Tenant a statement of actual Operating Expenses for such year. If Tenant’s total payments of Operating Expenses for any year, as reflected on Landlord’s statement, are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand; if the amounts paid by Tenant exceed the amounts due hereunder, then provided Tenant is not in default hereunder, Landlord shall credit such excess against Tenant’s next payments due under this Section 7. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. Landlord’s rendering to Tenant any statement with respect to any year shall not preclude Landlord from issuing a correction to such statement at a later time, including a correction for items not included in the original statement. Tenant shall be entitled to review, at Tenant’s expense, Landlord’s records of the Operating Expenses (or have a licensed CPA do so on its behalf) within six (6) months after receipt of Landlord’s annual statement of actual Operating Expenses and related reconciliation, all upon commercially reasonable terms as agreed to by the parties in good faith. If such review reveals that an adjustment needs to be made or may need to be made, the parties agree to work together in good faith to agree upon, and make, any appropriate adjustments or credits.

(e)            To the extent that the Premises, Expansion Premises and Common Areas only cover a portion of a tax parcel, the amount of Taxes and Operating Expenses applicable to such tax parcel for which Tenant is responsible for Tenant’s Proportionate Share of such costs hereunder shall be equitably allocated between such portion of the tax parcel containing the Premises, Expansion Premises and Common Areas and the remainder of the tax parcel, as reasonably determined by Landlord. Tenant shall only be responsible for Tenant’s Proportionate Share of the Taxes and Operating Expenses equitably allocated by Landlord to such portion of the tax parcel containing the Premises, Expansion Premises and Common Areas. Additionally, in the event that Landlord develops, improves or adds improvements or structures to any portion of the Land (excluding improvements to the Premises or Expansion Premises) that results in increases of the Taxes, Operating Expenses or Landlord’s insurance costs, Landlord (and not Tenant) shall be responsible for such increase in Taxes, Operating Expenses or Landlord’s insurance costs.

(f)            Notwithstanding the foregoing, this Section 7 shall be subject to Section 44 hereof.

8.            Utilities.

(a)            Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent; provided, however, if the failure of such utilities is due to the negligence or willful misconduct of any Landlord Parties, then Tenant shall be entitled to an equitable abatement of rent if such utilities are not restored within two (2) business days and further, if such utilities are not restored within one hundred eighty (180) days, then Tenant may, at its election, and provided such failure of utilities is materially adverse to Tenant's use and operation of the Premises, terminate the Lease upon thirty (30) days' notice, which termination may be negated by Landlord if such utilities are restored in such thirty (30) day period. Notwithstanding the foregoing, during the period, if any, between the transfer of Building utilities to Tenant and the entering into of the Shared Services Agreement (as hereinafter defined), if Other Tenant (as hereinafter defined) fails or refuses to reimburse Tenant for its proportionate share of the costs of utilities that it uses, then Landlord shall reimburse Tenant for Other Tenant’s proportionate share of the cost of such utilities, as reasonably determined by Landlord and Tenant acting in good faith.

(b)            Tenant shall be responsible for (i) all janitorial services used on or for the Premises, and (ii) storage and removal of its trash, refuse and garbage. Tenant shall contract directly with the providers of janitorial and trash removal services.

(c)            Notwithstanding the foregoing, this Section 8 shall be subject to Section 44 hereof.

9.            Taxes.

(a)            During each month of the Lease Term, on the same date that Fixed Rent is due, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Landlord’s estimate of Tenant’s Proportionate Share of Taxes, as provided below. Payments thereof for any fractional calendar month shall be prorated. Landlord shall have the right, from time to time, to adjust its estimate of Tenant’s monthly payments hereunder.

(b)            “Taxes” shall mean the aggregate amount of real estate taxes and any special assessments levied, assessed or imposed upon the Property, or any portion thereof, other than any water or sewer charge to the extent same are included in utilities paid by Tenant or in Operating Expenses charged to Tenant. If because of any change in the taxation of real estate, any other tax, assessment or surcharge of any kind or nature (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon, against or with respect to Landlord, or the occupancy, rents or income from the Property, either in lieu of, in substitution for or in addition to any of the foregoing Taxes, then such other tax, assessment or surcharge (which shall be measured as if the Property were the only asset of Landlord) shall be deemed part of Taxes. All reasonable out of pocket expenses, including attorneys’, accounting and experts’ fees and expenses, incurred in contesting the validity or amount of Taxes or the assessed valuation of the Property, or in obtaining a refund of Taxes, shall be considered as part of Taxes. Tenant agrees that it will not contest the validity of, seek a reduction in, or seek to prevent an increase in, any Taxes, Tenant acknowledging that Landlord has the sole right to take such actions.

(c)            Within one hundred twenty (120) days following the end of each year of the Lease Term, Landlord shall deliver to Tenant a statement of actual Taxes for such year. If Tenant’s total payments with respect to Taxes for any year, as reflected on Landlord’s statement, are less than Tenant’s Proportionate Share of actual Taxes for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand; if the amounts paid by Tenant exceed the amounts due hereunder, then provided no Event of Default then exists, Landlord shall credit such excess against Tenant’s next payments due under this Section 9. For purposes of calculating Tenant’s Proportionate Share of Taxes, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease, with the Taxes for any partial year during the term of this Lease being prorated. The estimated Taxes for the Premises set forth in Section 1 are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate. Landlord’s rendering to Tenant any statement with respect to any year shall not preclude Landlord from issuing a correction to such statement at a later time, including a correction for items not included in the original statement.

(d)            Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures owned by Tenant and placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord’s property and (i) Landlord pays them, or (ii) the assessed value of Landlord’s property is increased thereby and Landlord pays the increased taxes, then in either such case Tenant shall pay to Landlord such taxes within ten (10) days after Landlord’s request therefor. Tenant will also pay promptly when due, and in any event not later than ten (10) days after receipt of a bill, any taxes or assessments imposed upon the use and occupancy of the Premises. If any such fee, charge or other governmental imposition is paid by Landlord, Tenant shall reimburse Landlord therefor.

10.            Insurance.

(a)            Landlord shall obtain and maintain the following: (i) causes of loss – special form property insurance covering the full replacement cost of the Building (excluding footings and foundations), less a commercially reasonable deductible if Landlord so chooses; (ii) commercial general liability insurance, which shall be in a commercially reasonable amount and shall be in addition to, and not in lieu of, any insurance required to be maintained by Tenant; and (iii) workers compensation insurance coverage as required under Oklahoma law for all of Landlord’s employees performing services at Landlord’s on-site office. Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises. In addition, Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem reasonably necessary, including, but not limited to, flood insurance and rent loss insurance. The premiums for all such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Section 7 hereof whereby Tenant is responsible for Tenant’s Pro Rata Share of such Operating Expenses. The Property may be included in a blanket policy (in which case the cost of such insurance allocable to the Property will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary as a result of Tenant’s use of the Premises. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord.

(b)            Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing during the Lease Term (or any later date on which Tenant vacates the Premises), Tenant shall, at its expense, obtain and maintain in full force the following insurance coverage (subject to increases in coverage amounts and additional types of coverage, as reasonably determined by Landlord from time to time, but not more frequently than every three (3) years, provided the same are consistent with prevailing market standards for comparable properties):

(i)            causes of loss – special form property insurance including theft, vandalism and malicious mischief, sprinkler leakage and boiler and machinery coverage, covering the full replacement cost, without deduction for depreciation, of all property and improvements installed or placed in the Premises by Tenant or for Tenant’s benefit (other than any improvements installed by Landlord) or which are required by the terms of this Lease to be maintained by Tenant, and containing ordinance or law coverage. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements to the Premises;

(ii)            worker’s compensation and employer’s liability insurance providing coverage to Tenant’s employees for injury or death arising out of or within the scope of their employment by Tenant. Worker’s compensation insurance shall comply with the statutory requirements as mandated by the jurisdiction in which the work is performed. Employer’s liability insurance shall have limits of not less than $1,000,000 per accident, $1,000,000 per employee by disease and $1,000,000 aggregate by disease or the equivalent thereof in local currency;

(iii)            business income and extra expense insurance covering failure of Tenant’s equipment and covering all periods of interruption, with limits not less than one hundred percent (100%) of all charges payable by Tenant under this Lease for a period of twelve (12) months;

(iv)            business automobile liability insurance covering owned, leased, hired and non-owned or any other vehicle operated for or under the direction of Tenant, with limits of not less than $1,000,000 combined single limit per occurrence;

(v)            commercial general liability insurance on the most current ISO Form CG 00 01 or equivalent which insures against claims for bodily injury, personal injury and advertising injury, property damage, products and completed operations, liquor liability, if applicable, and any other extensions usual to similar occupancy in the area, occurring in or about the Premises. Such commercial general liability insurance shall afford, at a minimum, the following limits: each occurrence: $2,000,000; general aggregate: $2,000,000; products/completed operations aggregate: $1,000,000; personal and advertising injury liability: $1,000,000; fire damage: $500,000; and fire legal liability: $500,000. Such commercial general liability insurance shall name Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives, as additional insureds. This coverage shall include blanket contractual liability, broad form property damage liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire, a contractual liability endorsement, and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies) and a contractual liability endorsement. Such insurance shall be written on an occurrence and not a claims-made basis and contain a standard separation of insureds provision;

(vi)            umbrella/excess liability insurance, on an occurrence basis, with a minimum limit of $5,000,000 per occurrence and $5,000,000 in the annual aggregate. Such umbrellas/excess liability policies shall contain an endorsement stating that any entity qualifying as an additional insured on the insurance stated in the Schedule of Underlying Insurance shall be an additional insured on the umbrella/excess liability policies, and that they apply immediately upon exhaustion of the insurance stated in the Schedule of Underlying Insurance as respects the coverage afforded to any additional insured. The umbrella/excess liability policies shall also provide that they apply before any other insurance, whether primary, excess, contingent or on any other basis, available to an additional insured on which the additional insured is a named insured (which shall include any self-insurance), and that the insurer will not seek contribution from such insurance;

(vii)            from and after the date that is ninety (90) days following the Commencement Date, environmental impairment liability insurance, in minimum amounts of not less than One Million Dollars ($1,000,000.00) per claim, with a One Million Dollar ($1,000,000.00) aggregate, providing coverage for first-party clean-up costs, business interruption, loss of rents and extra expenses; provided, however, if Tenant proceeds with reasonable diligence after the Commencement Date to obtain a Phase II (as defined below), the time period for Tenant to obtain such insurance shall be extended to the first to occur of: (a) the date that is forty-five (45) days after the Phase II is obtained by Tenant; or (b) one hundred eighty (180) days after the Commencement Date. Landlord agrees that Tenant shall be authorized to obtain a Phase II Environmental Site Assessment of the Property (“Phase II”), subject to reasonable approval of Landlord of the scope of work to be performed under such Phase II, and Landlord hereby agrees to cooperate with Tenant in connection with Tenant obtaining such Phase II. Tenant hereby agrees to request that Landlord be included as a reliance party on the Phase II obtained by Tenant. Notwithstanding anything contained herein, Tenant’s obligation to maintain environmental impairment liability insurance shall, at Landlord’s option, remain in effect until such time as Tenant has provided to Landlord all approvals required by Legal Requirements or designated by Landlord’s environmental consultant in connection with Tenant’s cessation of operations at the Premises; and

(viii)            Builder’s Risk Insurance in the amount required by Landlord during the performance of any alterations at the Premises by Tenant.

(c)            All policies required to be carried by Tenant hereunder shall be issued by and binding upon an insurance company authorized to do business in the state in which the Premises are located, with a rating of at least “A-: VIII” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord in writing. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord. Certificates of insurance, reasonably acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder (or, at Landlord’s option, copies of the policies evidencing coverage) shall be delivered to Landlord prior to delivery of possession of the Premises and at least thirty (30) days prior to each renewal date. The certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days’ prior written notice to Landlord.

(d)            In the event Tenant fails to comply with the foregoing insurance requirements within ten (10) days after written notice from Landlord, Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand all costs thereof, plus an administrative fee of five percent (5%) of such costs.

(e)            The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder. The amount of any commercially reasonable deductibles selected by Tenant shall be subject to Landlord’s reasonable approval and payment of such deductibles shall be the sole responsibility of Tenant.

(f)            Should Tenant or Landlord engage the services of any contractor to perform work in the Premises that (i) constitutes Tenant Alterations or (ii) costs in excess of $50,000, such Party shall ensure that such contractor carries commercial general liability (including completed operations coverage for a period of three (3) years following completion of the work), business automobile liability, umbrella/excess liability, worker’s compensation and employer’s liability coverages in commercially reasonable amounts.

All policies required to be carried by any such contractor shall be issued by and binding upon an insurance company licensed to do business in the state in which the Premises are located, with a rating of at least “A-: VIII” or better as set forth in the most current issue of Best’s Insurance Reports. Certificates of insurance evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord (or Tenant as applicable) prior to the commencement of any work in the Premises.

(g)            The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. The failure of a party to insure its property shall not void this waiver. Notwithstanding anything to the contrary contained herein, Tenant hereby waives and releases any claims against Landlord, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage to Tenant’s property which is insured against or required to be insured against by Tenant hereunder, whether by self-insurance or otherwise (unless caused by the willful misconduct of the other party). Landlord hereby waives and releases any claims against Tenant, and its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Tenant Parties”) for any loss or damage to Landlord’s property which is insured against or required to be insured against by Landlord hereunder to the extent insurance proceeds are received therefor (unless caused by the willful misconduct of the other party); however, Landlord’s waiver shall not apply to any losses incurred as a result of Tenant’s use of Hazardous Substances (as hereinafter defined) in the Premises (whether or not Landlord has consented to such use). The foregoing waivers and releases shall not apply to losses or damages in excess of actual or required policy limits, whichever is greater. Landlord and its officers, directors, employees, managers, agents, invitees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Property from any cause whatsoever (unless caused by the willful misconduct or gross negligence of the other party). The waivers set forth in this Section 10(g) shall be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this Lease.

11.          Landlord’s Repairs.

Landlord shall maintain, repair and replace, at its sole cost and expense (except as otherwise expressly provided in this Lease), in order to keep them in working condition, the roof, walls which are the exterior to the Premises, and the foundation piers and structural members of the exterior walls of the Premises. Subject to the terms hereof, Landlord shall maintain, repair and replace, as an Operating Expense pursuant to the terms hereof, to the extent not exclusively serving the Premises or exclusively serving premises occupied by the another tenant, in order to keep them in working condition: (i) all mechanical and utility facilities and systems (including without limitation the heating, ventilating and air conditioning system (“HVAC”) serving the Property), the Building or the Premises or any portion thereof, (ii) all driveways, parking areas, sidewalks and landscaping. The term “walls” as used in this Section 11 shall not include windows, window frames, glass or plate glass, doors or overhead doors, door frames, special store fronts, dock bumpers, dock plates or levelers, or office entries, to the extent exclusively serving the Premises, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section 11 as Tenant becomes aware. Notwithstanding the foregoing, this Section 11 shall be subject to Section 44 hereof.

12.          Tenant’s Repairs.

(a)            Except as provided in Section 11 above, Tenant shall, at its sole expense, repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems that exclusively serve the Premises including dock, dock equipment and loading areas, dock doors, plumbing, water, and sewer lines up to points of common connection, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, HVAC systems, and other building and mechanical systems exclusively serving the Premises; provided, that for the avoidance of doubt, Landlord shall be responsible for the repair, replacement and maintenance of any of the foregoing that do not exclusively serve the Premises, subject to Section 7 hereof. Notwithstanding anything herein to the contrary, the costs incurred by Tenant for any Major Repair or Major Replacement that exclusively serves the Premises in which the useful life of such Major Repair or Major Replacement, as determined in accordance with generally accepted accounting principles, exceeds the remainder of the Lease Term, shall be amortized on a straight line basis over the useful life of such Major Repair or Major Replacement with Tenant being responsible for the amortized portion of the cost that relates to the period of time until the expiration or earlier termination of this Lease or Tenant’s right to possession and Landlord being responsible for the amortized portion of the cost that relates to the period of time after the expiration or earlier termination of this Lease or Tenant’s right to possession. For purposes hereof, the term “Major Repair or Major Replacement” shall mean any repair or replacement that exclusively serves the Premises (other than those that are to be performed by Landlord pursuant to Section 11) that is in excess of $200,000, excluding, in all events, capital expenditures made for Tenant’s Work. Subject to Section 13, Tenant shall be responsible for paying for any such Major Repair or Major Replacement that exclusively serves the Premises and Landlord shall reimburse Tenant for Landlord’s portion of such costs by no later than the date that is ten (10) business days following the expiration or earlier termination of this Lease or Tenant’s right to possession, so long as Tenant shall notify Landlord not less than thirty (30) days prior to the commencement of the performance of such Major Repair or Replacement (except in the event of an emergency, in which event Tenant shall give such prior notice as may be reasonable under the circumstances) of Tenant’s intention to perform any such Major Repair or Replacement and seek Landlord’s reimbursement therefore pursuant to this Section 12(a). The prior sentence shall survive the expiration or sooner termination of this Lease.

(b)            In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls), Tenant shall, prior to commencing any such repair, provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component(s) of the Building that may be affected by such repair or maintenance. Within ten (10) business days after Landlord’s receipt of Tenant’s written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant’s sole cost and expense. The foregoing sentence is not intended to obligate Tenant to pay for repairs or maintenance to those structural items which are Landlord’s responsibility pursuant to Section 11 above, but shall only require Tenant to pay for the repair and maintenance to such structural components to the extent such repair or maintenance is necessitated due to the performance of Tenant’s repair and maintenance obligations pursuant to this Section 12.

(c)            If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within ten (10) days after demand therefor. Subject to Sections 10 and 16, Tenant shall bear the full cost of any repair or replacement to any part of the Property that results from damage caused by Tenant to the extent the damage is not caused by any Landlord Parties and the provisions of Section 10(g) apply.

(d)            Notwithstanding the foregoing, this Section 12 shall be subject to Section 44 hereof.

13.         Tenant Alterations.

(a)            Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant Alterations”) shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed; provided that Tenant Alterations that do not exceed $200,000 in the aggregate shall not require the written consent of Landlord but written notice of such Tenant Alterations shall be provided by Tenant to Landlord; provided further that, in all events, any Tenant Alterations that are visible from the exterior of the Building or impact the Building structure or electrical or mechanical systems of the Building shall require the prior written consent of Landlord regardless of the cost of such Tenant Alterations. Tenant shall, at its expense, cause all Tenant Alterations to comply with all Legal Requirements and all Insurance Requirements, and shall construct at its expense any alteration or modification required by Legal Requirements or Insurance Requirements as a result of any Tenant Alterations. As used herein, “Insurance Requirements” means the requirements of the issuer of any insurance policy, mortgagee and all orders, rules, regulations, recommendations and other requirements of the Association of Fire Underwriters, Factory Mutual Insurance Companies, the Insurance Services Organization, and any other body exercising the same or similar functions and having jurisdiction over any part of the Property or the Premises (collectively, “Insurance Authorities”).

(b)            All Tenant Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord, using only good grades of materials. All plans and specifications for any Tenant Alterations shall be submitted to Landlord for its approval, and Landlord may monitor construction of the Tenant Alterations. Tenant shall reimburse Landlord for its reasonable out-of-pocket costs in reviewing plans and specifications and in monitoring construction. Landlord’s review and/or approval of any plans, specifications and/or drawings submitted by Tenant shall not constitute an assumption of any responsibility by Landlord for their accuracy, safety or sufficiency, and shall in no event create an express or implied confirmation that any such plans, specifications and/or drawings have been prepared in accordance with, or that the work shown thereon or specified therein is in accordance with, applicable Legal Requirements or Insurance Requirements.

(c)            For any Tenant Alterations that exceed $200,000 in the aggregate, Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials prior to beginning such construction, for Landlord’s prior approval (which shall not be unreasonably withheld). Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. For any Tenant Alterations that exceed $200,000 in the aggregate, Tenant shall furnish reasonable security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all work free and clear of liens. Upon completion of any Tenant Alterations that exceed $200,000 in the aggregate, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant Alterations and full and final lien waivers from all such contractors and subcontractors.

(d)            So long as Other Tenant (as hereinafter defined) or any other tenant occupies any portion of the Property outside of the Premises, Tenant shall not employ or engage, or permit the employment or engagement of, any contractor, mechanic or laborer, whether in connection with any Tenant Alteration or otherwise, if such employment or engagement would interfere, cause any conflict, or create any difficulty, strike or jurisdictional dispute with, other contractors, mechanics or laborers engaged in the construction, maintenance, repair or operation of the Property. In the event of any such interference, conflict, difficulty, strike or jurisdictional dispute, Tenant shall, upon demand of Landlord, cause all contractors, mechanics or laborers causing such disruption to promptly leave the Property.

(e)            Upon surrender of the Premises, all Tenant Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items. Notwithstanding the foregoing, Landlord shall only have the right to require such removal at Tenant’s expense if such removal by Tenant was expressly set forth in writing as a condition to Landlord’s consent to such Tenant Alteration, provided that Tenant requested in writing prior to the delivery of such consent that Landlord designate any Tenant Alterations that Tenant will be required to so remove at Tenant’s expense. Prior to the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, repair any and all damage caused by such removal and restore the Premises to their condition existing on the Commencement Date, normal wear and tear excepted. Notwithstanding anything to the contrary provided in this Lease, Tenant’s Personal Property shall remain the personal property of Tenant and may be removed by Tenant. The term “Tenant’s Personal Property” when used herein shall mean Tenant’s installed infrastructure, trade fixtures, unattached partitions, furniture, office equipment, machinery and equipment and other movable items owned, leased or paid for by Tenant.

14.          Signs.

All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s prior written approval and shall conform in all respects to Landlord’s requirements and all Legal Requirements. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any fascia signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises without Landlord’s prior written consent, not to be unreasonably withheld, delayed or conditioned. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Upon surrender or vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building fascia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments.

15.          Parking.

Tenant shall have the exclusive right to use the parking spaces in front of Tenant’s entrance to the primary Building and in front of the training center Building with such exclusive Tenant parking spaces being identified as “Canoo Visitor Parking” or “Canoo Training Center Parking” on Exhibit L attached hereto. Tenant shall have the non-exclusive right, in common with other tenants of the Building, to use, on a non-reserved, first come, first served basis, all other passenger vehicle parking spaces on the Property, except for the parking spaces identified as “Terex Parking” on Exhibit L attached hereto. Tenant agrees to cooperate with Landlord and other tenants of the Building in the use of the parking facilities. Landlord reserves the right to initiate steps to control the parking utilization through gates, access cards, hang-tags or other means as appropriate. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. All motor vehicles (including all contents thereof) shall be parked at the sole risk of Tenant, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. Landlord shall have no liability whatsoever for any property damage or loss which might occur in the parking areas or as a result of or in connection with the parking of motor vehicles in any of the parking spaces.

16.          Casualty.

(a)            If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed three hundred sixty-five (365) days from the date Landlord receives all permits, approvals, and licenses required to begin reconstruction (assuming the receipt of all such permits, approvals and licenses), either Landlord or Tenant may elect to terminate this Lease upon written notice to the other party given no later than thirty (30) days after Landlord’s notice as to the length of the restoration period. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 365 days or less, then, subject to receipt of sufficient insurance proceeds provided that Landlord maintained the insurance required hereunder, Landlord shall promptly restore the Premises, excluding Tenant’s Personal Property and tenant improvements insured or required to be insured by Tenant hereunder. Promptly following Landlord’s completion of its restoration obligations, Tenant shall commence and thereafter diligently perform, at its expense, all repairs or restoration not required to be performed by Landlord. Notwithstanding the foregoing, if the destruction provided above shall occur and there shall be less than two (2) years remaining in the Lease Term, including any Renewal Term (unless Tenant agrees to then exercise an available renewal option, if any), then Landlord or Tenant may elect to terminate the Lease by written notice to the other party made within ninety (90) days after the destruction.

(b)            If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained or required to be maintained by Landlord hereunder, or any Landlord’s mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage, Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by Landlord’s mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination.

(c)            If such damage or destruction is caused by the act(s) or omission(s) of Tenant or a Tenant Party, Tenant shall pay to Landlord with respect to any damage to the Premises and/or Property the amount of the commercially reasonable deductible (and in the case of damage to the Premises and other areas of the Property, on proportionate basis) under Landlord’s insurance policy within ten (10) days after presentment of Landlord’s invoice. Fixed Rent shall be abated for the period of Landlord's repair and restoration in the proportion which the area of the Premises within the Building, if any, which is not usable by Tenant bears to the total area of the Premises within the Building; provided, however, that Tenant shall not be entitled to any abatement of Fixed Rent in the event such damage or destruction resulted from the gross negligence or willful misconduct of Tenant or a Tenant Party. Except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

(d)            Tenant hereby waives all claims against Landlord (i) for any damage or injury resulting from any damage or destruction, except to the extent resulting from Landlord’s gross negligence or willful misconduct, (ii) for any loss of profits or interruption of business resulting from Tenant’s inability to use and occupy any portion of the Premises or any part thereof as a result of any damage or destruction, or (iii) by reason of any required surrender of possession of the Premises pursuant to this Section 16. Tenant agrees that Tenant will not be relieved of the obligation to pay Rent in case of damage or destruction to the Premises or elsewhere at the Property, except as expressly provided in Section 16(c) above. Notwithstanding anything herein to the contrary, if Landlord does not repair the Premises to the condition existing immediately prior to the casualty within 365 days from obtaining the permit or such earlier time as estimated by Landlord, Tenant shall have the right to terminate this Lease by written notice to Landlord and upon such termination the parties shall be relieved of any further liability hereunder other than liabilities that expressly survive the termination of this Lease.

17.         Condemnation.

If any part of the Premises or the Property, or access thereto that would materially impair Tenant’s use of the Premises other than on a temporary basis, should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and (a) the Taking would prevent or materially interfere with Tenant’s use of the Premises, (b) in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Property, or (c) as a result of such Taking, Landlord’s mortgagee accelerates the payment of any indebtedness securing all or a portion of the Property, then upon written notice by Landlord or Tenant to the other party this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken and this Lease is not terminated as provided above, then Fixed Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises to its condition prior to the Taking; provided, however, Landlord’s obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures or leasehold estate, if a separate award for such items is made to Tenant. This Section 17 shall be Tenant’s sole and exclusive remedy in the event of any Taking, and Tenant hereby waives any rights and the benefits of any statute granting Tenant specific rights in the event of a Taking which are inconsistent with the provisions of this Section 17. Notwithstanding anything herein to the contrary, if Landlord is required under this Section 17 to repair damage and does not so repair the Premises to its condition immediately prior to the Taking within 180 days after the Taking (whether Landlord is obligated to or not), Tenant shall have the right to terminate this Lease and upon such termination the parties shall be relieved of any further liability hereunder except for those obligations that specifically survive termination.

18.          Assignment and Subletting.

(a)            Except as otherwise permitted in this Section 18, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, subject to Section 18(c) hereof, Tenant shall not assign this Lease or sublease the Premises or any part thereof or grant any concession or license (except with respect to a license granted to the Other Tenant over portions of the Premises for the purpose of providing Other Tenant access to its premises) within the Premises (each being a “Transfer”), and any attempt to do any of the foregoing shall be void and of no effect.

(b)            A transfer of control of Tenant, including, without limitation, a transfer of stock or partnership interests or the merger, consolidation, sale of all or substantially all of Tenant’s assets, or any corporate or other reorganization of Tenant (whether or not Tenant shall be the surviving entity), shall be deemed a Transfer of this Lease and shall be subject to all provisions of this Section 18. This Section 18 shall not be applicable to any corporation, all the outstanding Voting Stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) and any transfer of control of such Tenant shall be permitted and not require the prior written consent of Landlord. For the purposes of this Section 18, stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986 as the same existed on January 1, 1991 and the term “Voting Stock” shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. As used herein, “control” shall mean direct or indirect ownership of fifty percent (50%) or more of all of the voting stock of a corporation or fifty percent (50%) or more of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise).

(c)            Tenant acknowledges and agrees that Landlord may withhold its consent to any proposed assignment or subletting for any reasonable basis including, but not limited to: (i) no Event of Default then exists; (ii) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord’s mortgagee; (iii) the Premises will be used for different purposes than those set forth in Section 1; (iv) the proposed assignee or subtenant or an affiliate thereof is an existing tenant in the Property or is or has been in discussions with Landlord regarding space within the Property; (v) the proposed assignee's or subtenant's occupancy will cause an excessive density of traffic or make excessive demands on the services, maintenance or facilities of the Property or the Common Areas; (vi) in the case of a sublease, more than twenty-five (25%) percent of the Premises is then occupied, or would after the consummation of the proposed sublet be occupied, by a party(ies) other than the Tenant named herein; or (vii) in the case of a sublease, the total number of occupants within the Premises (including Tenant and any subtenants) would, after the consummation of the proposed sublease, exceed three (3) parties.

(d)            In no event may Tenant assign this Lease or sublet any portion of the Premises to an entity or person (or an affiliate of any such entity or person) (i) with whom United States persons or entities are restricted from doing business under regulations promulgated by OFAC or any anti-terrorism laws, such as the Patriot Act (as such terms are defined below), or (ii) who has been charged with, or convicted of, any Anti-Money Laundering Laws (as defined below), or would otherwise result in a violation of the internal policies of Landlord or any of its direct or indirect owners, including any know your customer or similar policies

(e)            Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such Transfer). In the event that the rental due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus the rent payable under the remaining portion of the Premises, and any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease (which Rent shall be calculated on a per square foot basis if less than the entire Premises is subleased), then Tenant shall be bound and obligated to pay Landlord, as Additional Rent hereunder, fifty percent (50%) of all such excess rental and other excess consideration, together with all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon said excess rental and other excess consideration, within ten (10) days following receipt thereof by Tenant. Notwithstanding the foregoing, this Section 18(e) shall not apply to any assignment or subletting permitted without Landlord’s consent pursuant to Section 18(h) or Section 18(i) below.

(f)            In the event of a Transfer (whether in whole or in part with respect to a sublease) or in the event of the grant of any concession or license (except with respect to a license granted to the Other Tenant over portions of the Premises for the purpose of providing Other Tenant access to its premises) within the Premises, or if the Premises be occupied in whole or in part by anyone other than Tenant, or in the event of a mortgage or pledge of the leasehold estate in this Lease (an “Encumbrance”), then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subsection, apply the amount collected to the next Rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfer. Notwithstanding anything to the contrary contained in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section 18 or otherwise has breached or acted unreasonably under this Section 18, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.

(g)            If Tenant assigns this Lease, the assignee shall expressly assume all obligations of Tenant hereunder in a written instrument reasonably satisfactory to Landlord, which shall be furnished to Landlord at least fifteen (15) days prior to the effective date of the assignment; and if Tenant subleases all or any portion of the Premises, Tenant shall furnish to Landlord, at least fifteen (15) days prior to the effective date of such sublease and in form reasonably satisfactory to Landlord, the written sublease agreement which shall provide that the subtenant will attorn to Landlord, at Landlord’s sole option, in the event this Lease terminates before the expiration of the sublease. In no event will Landlord be obligated to recognize the continued existence of such subtenant in the event Tenant defaults under this Lease.

(h)            Notwithstanding the preceding provisions of this Section 18, Landlord’s consent shall not be required in connection with an assignment of this Lease to a Successor Entity (as hereinafter defined), provided that: (i) Tenant is the initial named Tenant hereunder; (ii) at the time Tenant advises Landlord of such assignment and at all times prior to the effective date thereof, there is no Event of Default under this Lease; (iii) the net worth requirement set forth below in this Section 18(h) is satisfied; (iv) the Successor Entity will use the Premises solely for the Permitted Use; and (v) all other provisions of this Section 18 are satisfied. The term “Successor Entity” shall mean a corporation or other entity into which or with which Tenant shall be merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations or entities, provided that the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or consolidation, whether by operation of law or by effective provisions contained in the instruments of merger or consolidation, and subject to the following: (y) such merger or consolidation shall be made for a good business purpose other than (and not principally for) the purpose of transferring the leasehold estate created hereby, and (z) immediately after giving effect to any such merger or consolidation, the entity surviving such merger or created by such consolidation shall have a tangible net worth at least equal to Tenant’s tangible net worth on the date hereof, in 2023 Dollars (as defined below). At least thirty (30) days prior to the effective date of such assignment, and as a condition precedent to the effectiveness thereof, Tenant shall provide Landlord with (A) sufficient documentation which verifies that all of the requirements set forth herein have been fulfilled and the conditions have been met, and (B) the most recent audited financial statement of the Successor Entity, along with a “pro forma” financial statement of such Successor Entity showing its anticipated tangible net worth, computed in accordance with generally accepted accounting principles, consistently applied, immediately following the merger or consolidation. The term “2023 Dollars” shall mean the value of a dollar (in United States currency) in 2023, adjusted for its purchasing power in the applicable year as determined by the U.S. Department of Labor Statistics (or such successor thereof, or if no successor then as determined by the same method originally used by the U.S. Department of Labor Statistics).

(i)            Notwithstanding the preceding provisions of this Section 18, Landlord’s consent shall not be required in connection with an assignment of this Lease or a subletting of the Premises to any corporation or other entity which controls, is controlled by, or is under common control with Tenant (an “Affiliate”), provided that at the time Tenant advises Landlord of such assignment or subletting and at all times prior to the effective date thereof: (i) Tenant is the initial named Tenant hereunder; (ii) there is no Event of Default under this Lease; (iii) the tangible net worth of the Affiliate is at least equal to Tenant’s tangible net worth on the date hereof, in 2023 Dollars; (iv) such Affiliate will use the Premises solely for the Permitted Use; and (v) all other provisions of this Section 18 are satisfied. At least thirty (30) days prior to the effective date of any such transaction, and as a condition precedent to the effectiveness thereof, Tenant shall provide Landlord with (A) sufficient documentation which verifies that all of the requirements set forth herein have been fulfilled and the conditions have been met, and (B) the most recent audited financial statement of the Affiliate computed in accordance with generally accepted accounting principles, consistently applied, as well as any other information reasonably required by Landlord, in order to evaluate the Affiliate’s financial condition. If at any time following the assignment of this Lease or subletting of the Premises to an Affiliate, such assignee or subtenant is no longer an Affiliate of Tenant, then such assignment or sublease shall immediately be deemed an assignment or sublease requiring Landlord’s consent therefor, as provided in this Section 18.

(j)            Notwithstanding any other provision of this Section 18 to the contrary, Tenant may, without obtaining Landlord’s prior written consent, secure and obtain financing from banks or other lenders (“Leasehold Mortgagee”) granting to such Leasehold Mortgagee a mortgage encumbering Tenant’s leasehold interest in the Premises (“Leasehold Mortgage”). Tenant shall promptly provide Landlord with written notice of any Leasehold Mortgages, including a copy of the recorded Leasehold Mortgage and the name and address of the Leasehold Mortgagee, and Landlord agrees to enter into a commercially reasonable agreement with any such Leasehold Mortgagee providing that, among other things, that so long as such Leasehold Mortgage is outstanding: (i) Landlord agrees to provide Leasehold Mortgagee with copies of any material written notices, consents, requests or demands given to Tenant under this Lease at the same time as given to Tenant; (ii) no material amendment, modification, restatement, surrender or termination of this Lease shall be effective unless consented to in writing by Leasehold Mortgagee; and (iii) Landlord shall, upon serving a written notice of Tenant default to Tenant hereunder, simultaneously provide such default notice to Leasehold Mortgagee and Leasehold Mortgagee shall have the right, but not obligation, to cure, or cause to be cured, such Tenant default at any time until ten (10) days after: (a) Tenant and Leasehold Mortgagee have each received the Tenant default notice; and (b) Tenant has failed to cure the default within the applicable cure period set forth in this Lease, provided, however, if such default cannot be cured in such ten (10) day period, Leasehold Mortgagee shall have such further time to cure such default as is reasonably necessary so long as it proceeds with reasonable diligence in good faith and pursues the same to completion.

19.         Indemnification.

(a)            To the fullest extent permitted by law, Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord’s employees, officers, directors, partners, shareholders and agents (collectively, “Landlord Party”), from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys’ fees through all levels of proceedings) arising from the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant or Tenant’s employees, officers, directors, partners, shareholders and agents (collectively, “Tenant Party”) in or about the Property or due to any other act or omission of Tenant or a Tenant Party, or from Tenant’s failure to perform its obligations under this Lease (other than any loss arising from or caused by the negligence, gross negligence or willful misconduct of Landlord or any Landlord Party).

(b)            To the fullest extent permitted by law, Landlord agrees to indemnify, defend (with counsel reasonably acceptable to Tenant) and hold harmless Tenant and Tenant Parties from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys’ fees through all levels of proceedings) based on, arising out of or resulting from the negligence, gross negligence or willful misconduct of Landlord or the Landlord Parties.

(c)            The indemnity provisions set forth in this Section 19 shall survive the expiration or earlier termination of this Lease.

20.            Inspection and Access.

Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time after providing at least one (1) business days’ advance notice (which may be telephonic) to Tenant (except in the case of emergency in which event Landlord may enter the Premises at the same time it provides written notice to Tenant) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers, lenders and, during the last twelve (12) months of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Property is available for sale. During any period that Landlord enters the Premises as permitted herein, Landlord shall: (i) use reasonable efforts to minimize any interference with Tenant’s use of the Premises; (ii) with respect to any entry into the manufacturing portion of the Building within the Premises, Landlord shall comply with all applicable laws and Tenant’s reasonable rules and regulations regarding manufacturing safety; and (iii) Tenant shall have the right to have an agent, employee or representative present during any such entry into the Building by Landlord (excluding any office space designated for Landlord’s use). Tenant shall not be entitled to any damages by reason of loss or interruption of business or otherwise during such entry.

21.            Quiet Enjoyment.

If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, then Tenant shall, subject to the terms of this Lease and all matters of record as of the Commencement Date, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

22.            Surrender.

No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 16 and 17 and maintenance, repairs and replacements that are not Tenant’s obligation hereunder excepted. Tenant shall meet with Landlord for a joint inspection of the Premises at the time of vacating. Tenant shall remove all of Tenant’s Personal Property within sixty (60) days of any termination of the Lease or Tenant’s right to possession, and any such period of required by Tenant to complete such removal shall be considered a period of holding over and the terms of Section 23 shall apply. Landlord can elect to retain or dispose, at Tenant’s cost, of any of Tenant’s Personal Property that Tenant does not remove from the Premises in accordance with the foregoing provision after giving at least sixty (60) days’ prior written notice to Tenant. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive such termination, including indemnity obligations, payment obligations with respect to Operating Expenses and Taxes and all obligations concerning the condition and repair of the Premises, including Remediation of any Hazardous Substances as required under this Lease. If Tenant fails to perform any obligation prior to the expiration or earlier termination of this Lease, then Landlord may, but shall not be obligated to, perform such obligation and Tenant shall pay Landlord all direct out of pocket costs associated therewith, plus an administrative fee of 10% of such costs, promptly upon Landlord’s delivery to Tenant of an invoice therefor.

23.            Holding Over.

If Tenant fails to vacate the Premises after the expiration or earlier termination of the Lease Term, then at Landlord’s sole election, Tenant shall be a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, a daily base rental equal to, for the first thirty (30) days of such holdover, 125%, and thereafter, 150% of the Base Rent in effect on the expiration or termination date. Tenant shall also be liable for all Operating Expenses, Taxes and other Additional Rent incurred during such holdover period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease, and this Section 23 shall not be construed as consent for Tenant to retain possession of the Premises.

24.            Events of Default.

Each of the following events shall constitute an “Event of Default” by Tenant under this Lease:

(a)            Tenant shall fail to pay any installment of Fixed Rent within five (5) days after it is due or any other payment required herein within thirty (30) days after Landlord gives Tenant written notice it is due.

(b)            Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (i) make an assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (iii) become the subject of any Proceeding for Relief which is not dismissed within sixty (60) days of its filing or entry; or (iv) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(c)            Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire, except, in each case, as permitted in this Lease.

(d)            Tenant shall abandon or vacate the Premises or shall fail to continuously operate its business at the Premises for the Permitted Use for a period of sixty (60) days or more (except in the event of casualty, condemnation or alteration), whether or not Tenant is in monetary or other default under this Lease.

(e)            Tenant shall breach any of the requirements of Section 18.

(f)            Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after Tenant receives notice or first obtains actual knowledge that any such lien or encumbrance has been filed.

(g)            Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Sections 28 and 30 respectively following Landlord’s request therefor.

(h)            Tenant shall breach any of the requirements of Section 31 and such failure shall continue for a period of ten (10) days or more after written notice from Landlord to Tenant, or if ten (10) days is not sufficient enough to cure such breach, Tenant commences such cure within such time period and thereafter pursues such cure to completion with due diligence, not to exceed an additional ninety(90) days.

(i)            Tenant shall breach any of the requirements of Section 41.

(j)            Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 24, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default or if such breach is incapable of being cured within thirty (30) days, Tenant does not commence such cure within such thirty (30) day period or does not thereafter proceed with reasonable diligence to prosecute such cure to completion, not to exceed an additional ninety (90) days.

25.          Landlord’s Remedies.

(a)            Upon the occurrence of an Event of Default, Landlord may at any time thereafter at its election: (1) terminate this Lease, (2) terminate Tenant’s right of possession (but Tenant shall remain liable as hereinafter provided) pursuant to appropriate legal action under applicable laws, (3) perform Tenant’s obligations and Tenant shall pay to Landlord, as Additional Rent, Landlord’s direct out of pocket costs incurred to perform the same, plus an administrative fee equal to 5% of such costs, and/or (4) pursue any other remedies available to Landlord at law or in equity. If Tenant fails to surrender the Premises to Landlord, then Landlord, without prejudice to any other remedy which Landlord may have for possession or arrearage in Rent, may take legal action to obtain possession of the Premises and expel or remove Tenant or any other person or entity occupying the Premises or any part thereof in accordance with applicable laws for forcible entry and detainer actions.

(b)            If Landlord terminates this Lease, Landlord may, at Tenant’s election:

(i)            recover from Tenant the sum of all Fixed Rent and all other amounts accrued hereunder to the date of such termination and the amount of all actual damage that Landlord may suffer by reason of such termination, whether through the inability to relet the Premises on satisfactory terms or otherwise; or

(ii)            collect liquidated damages from Tenant in an amount equal to (A) the sum of all amounts due hereunder to the effective date of termination, plus (B) the aggregate Rent remaining over what would have been the remainder of the Lease Term, reduced to present value using a discount rate equal to the interest rate of a U.S. Government security having a maturity date closest to the expiration date of the Lease Term, less (C) the aggregate fixed annual rent that the Premises could be re-let for what would have been the remainder of the Lease Term, reduced to present value by the same method set forth in the immediately preceding clause (B) above, plus (D) Landlord’s actual out-of-pocket costs and expenses (including, without limitation, reasonable attorney’s fees) incurred in enforcing Landlord’s rights and remedies. Landlord’s good faith determination of the sum due under this subparagraph shall be determinative unless Tenant proves that Landlord’s determination is manifestly unreasonable. Notwithstanding anything in this Lease to the contrary, in the event that Landlord seeks liquidated damages from Tenant pursuant to this subsection (ii), such liquidated damages shall be the sole and exclusive remedy of Landlord for Tenant’s Event of Default.

(c)            Landlord may enter the Premises (subject to applicable laws) without terminating the Lease and perform Tenant’s obligations per the terms of this Lease. Tenant agrees to reimburse Landlord on demand for all expenses incurred by Landlord in performing Tenant’s obligations under this Lease and Tenant shall continue to pay the amount of Rent due and payable by Tenant per the terms of this Lease.

(d)            If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord may relet the Premises, or any part or parts thereof, for a term or terms which may, at Landlord’s option, be less than or exceed the period of the remainder of the Lease Term or which otherwise would have constituted the balance of the Lease Term. Landlord shall receive the rents for such reletting and shall apply the same as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of such expenses as Landlord may have incurred in connection with reentering, ejecting, removing, dispossessing, reletting, altering, repairing, redecorating, sub-dividing, or otherwise preparing the Premises for reletting, including brokerage and reasonable attorney’s fees actually incurred; and third, to the fulfillment of the terms, covenants and conditions of this Lease to be performed by Tenant hereunder. Tenant hereby agrees to waive all claims to any surplus rents, if any. Tenant shall be and hereby agrees to be liable for and to pay to Landlord any deficiency arising between the Rents and other charges due and payable per this Lease and the net rentals received by Landlord due to the reletting the Premises. The deficiency shall be for each month of the period which otherwise would have constituted the balance of the Lease Term (but excluding any Renewal Term unless a Renewal Term has been exercised by Tenant). Tenant hereby agrees to pay such deficiency to Landlord in monthly installments on the Rent payment date specified in this Lease. Any suit or proceeding brought to collect the deficiency for any month, either during the Lease Term or after any termination thereof, shall not prejudice or preclude in any way the rights of Landlord to collect the deficiency for any subsequent month by similar suit or proceeding. Landlord shall in no event be liable in any way whatsoever for the failure to relet the Premises or, in the event of such reletting, for failure to collect the rents due and payable thereunder. Landlord is hereby authorized and empowered to make such repairs, alterations, subdivisions or other preparations for the reletting of the Premises as Landlord shall reasonably deem necessary without in any way releasing Tenant from any liability under this Lease. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease and Tenant hereby specifically waives any applicable laws, decree or judgment of any court to the contrary.

(e)            Notwithstanding anything herein to the contrary, Landlord shall use commercially reasonable efforts to mitigate damages upon the occurrence of an Event of Default; provided that Landlord will have no obligation to enter into any lease for less than the then prevailing market rent for comparable properties.

(f)            Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or in equity. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. Receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Legal Requirement.

26.          Tenant’s Remedies/Limitation of Liability.

(a)            Landlord shall not be in default hereunder unless it fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary) (any such event, a “Landlord Event of Default”). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder, subject to Section 26(c) below. Except as otherwise expressly provided in this Section 26 below, Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligations or the right to terminate this Lease or withhold rent on account of any Landlord default.

(b)            In the event (i) the Premises requires a repair which Landlord is obligated to perform pursuant to Section 11 hereof; and (ii) Landlord fails to commence such repair within such period of time as is reasonable under the circumstances following its receipt of notice from Tenant (which may be delivered telephonically); and (iii) Landlord thereafter fails to commence such repair within five (5) business days following delivery of a second notice form Tenant (which may be delivered telephonically), except in the event of an emergency (when such second notice will not be required), then Tenant may perform such repair, and Landlord shall reimburse Tenant for the actual, reasonable costs incurred in connection therewith following Landlord’s receipt of paid invoices for such repair work and Landlord’s confirmation of the need therefor. In the event Landlord fails to make such payment within thirty (30) days after receipt of a bill substantiating the cost so incurred by Tenant and Landlord’s confirmation of the need therefor, Tenant may deduct such cost from the Fixed Rent next falling due, until the total cost incurred by Tenant has been recovered. Notwithstanding the foregoing, in the event Landlord, in good faith, disputes Tenant’s claim for payment within 30 days after Landlord’s receipt of Tenant’s bill, then Tenant may not deduct or offset such sums from Fixed Rent until such dispute has been resolved. If Landlord disputes Tenant’s claim, Landlord shall provide Tenant with a reasonably detailed statement setting forth the basis for the dispute.

(c)            Notwithstanding the foregoing, if a Landlord Event of Default occurs that materially adversely affects Tenant’s ability to conduct business operations in the Premises, then Tenant shall have any and all right and remedies available at law or in equity, including any right at law or in equity to terminate this Lease, and Tenant shall have the right, but not obligation, to perform such Landlord obligations or effectuate such cure and Landlord shall reimburse Tenant for all of Tenant’s out of pocket costs in performing such obligations or effectuating such cure within thirty (30) days of receipt of an invoice therefor. In the event Landlord fails to make such payment within thirty (30) days after receipt of a bill substantiating the cost so incurred by Tenant, then Tenant may deduct such cost from the Fixed Rent next falling due, until the total cost incurred by Tenant has been recovered.

(d)            Notwithstanding the foregoing, if a Landlord Event of Default occurs due to Landlord’s failure to maintain the insurance required to be maintained by Landlord pursuant to Section 10(a) hereof, and if such Event of Default continues for ten (10) business days following Tenant’s delivery of written notice to Landlord of Tenant’s intention to obtain such insurance on behalf of Landlord pursuant to this Section 26(d), then Tenant shall have the right (but not the obligation), and Landlord hereby authorizes Tenant, to obtain such insurance on Landlord’s behalf and Landlord shall reimburse Tenant for all of Tenant’s out of pocket costs in obtaining such insurance within thirty (30) days of receipt of an invoice therefor.

(e)            All obligations of Landlord under this Lease will be binding upon Landlord only to the extent they accrue during the period of its ownership of the Premises and not thereafter. The term “Landlord” as used in this Lease shall mean only the owner, for the time being, of the Premises, and in the event of the transfer by such owner of its interest in the Premises and the assumption by the transferee owner of all of Landlord’s obligations thereafter accruing, such owner shall thereupon be released and discharged from all such obligations of Landlord thereafter accruing (but not from obligations accruing prior to the date of transfer), and such obligations thereafter accruing shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Landlord and its employees, officers, directors, partners, shareholders and agents shall have no personal liability or obligation by reason of any default by Landlord under any of Landlord’s covenants and agreements in this Lease. In case of such default, Tenant will look only to, and is strictly and expressly limited to, Landlord’s interest in the Property (including profits and income therefrom and any insurance, condemnation and other proceeds) to recover any loss or damage resulting therefrom, and Tenant shall have no right and shall not assert any claim against or have recourse to Landlord’s or its employees’, officers’, directors’, partners’, shareholders’ or agents’ other property or assets to recover such loss or damage, such exculpation of liability to be absolute and without any exceptions whatsoever. In no event will either Party be liable for consequential or indirect damages hereunder.

27.          Waiver of Jury Trial.

Tenant and Landlord waive any right to trial by jury or to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise between Landlord and Tenant, arising out of this Lease or any other instrument, document, or agreement executed or delivered in connection herewith or the transactions related hereto.

28.          Subordination.

(a)            Landlord hereby represents to Tenant that there is no mortgage or ground lease of the Premises by, through or under Landlord as of the Commencement Date. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to any deed of trust, mortgage and/or any ground lease, now existing or hereafter created on or against the Property, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant, subject to the condition that Tenant receives from the holder of such deed of trust, mortgage or ground lease a commercially reasonable non-disturbance agreement reasonably satisfactory to Tenant indicating that any rights of Tenant shall not be disturbed so long as no Event of Default has occurred and is continuing. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees to execute, acknowledge and deliver such reasonable instruments and agreements confirming such subordination, non-disturbance and attornment as shall be requested by any such holder within fifteen (15) days after such request, subject to Tenant’s reasonable approval of such instruments and agreements. Tenant’s obligation to furnish each such instrument requested hereunder in the time period provided is a material inducement for Landlord’s execution of this Lease, and any failure of Tenant to timely deliver each instrument shall be deemed an Event of Default.

(b)            Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by written notice to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording, and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. Whenever used in this Lease, the term “mortgage” shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage or the “mortgagee” shall be deemed to include the beneficiary under a deed of trust.

(c)            Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice specifying the default in reasonable detail, to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord’s obligations hereunder for a period of fifteen (15) from the date of such written notice or if default cannot be cured with reasonable diligence within 15 days, the mortgagee shall have such additional time as may be reasonably necessary to cure the default not to exceed forty-five (45) days. Any cure of Landlord’s default by such mortgagee shall be treated as performance by Landlord.

29.          Construction Liens.

To the fullest extent permitted by Legal Requirements, Landlord’s consent to the making of any Tenant Alterations shall not be deemed an agreement by Landlord to subject Landlord or its interest in the Premises or the Property to any lien, charge or encumbrance which may be filed in connection with such permitted Tenant Alterations. Tenant covenants and agrees that it will pay or cause to be paid all sums due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises by or on behalf of Tenant and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease arising out of such work performed by or on behalf of Tenant. Tenant shall give Landlord prompt written notice of the placing of any lien or encumbrance against the Premises after Tenant obtains actual knowledge of such lien or encumbrance and cause such lien or encumbrance to be discharged within twenty (20) days after Tenant receives notice or otherwise obtains actual knowledge of the filing or recording thereof, whether by paying the claimant, obtaining a discharge and recording or filing same, as applicable, or by recording a surety bond in accordance with applicable Legal Requirements, or by any other then-customary process with respect to the type of lien or encumbrance involved. If, within the aforesaid 20-day period, Tenant fails to cause such lien or other encumbrance to be so discharged of record, bonded over or otherwise disposed of in accordance with any customary process as provided above, then Landlord shall have the option of discharging or bonding any such lien or other encumbrance, and Tenant agrees to reimburse Landlord, as Additional Rent, for all costs, expenses and other sums of money incurred by Landlord in connection therewith, with interest thereon at the Interest Rate from the date such cost was incurred, until repaid in full.

30.          Estoppel Certificates.

(a)            Tenant agrees, from time to time, within ten (10) days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, an estoppel certificate in the form set forth on Exhibit D attached hereto and made a part hereof, or such other statement as Landlord or its designee may request which, among other items: (a) certifies that the Lease is in full force and effect and has not been modified, assigned, supplemented or amended, except by such writings as shall be stated; (b) ratifies this Lease; (c) confirms the Commencement Date and the scheduled date of the expiration of the term of this Lease; (d) certifies that Tenant is in occupancy of the Premises; (e) certifies that all conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed except as shall be stated; (f) certifies that Landlord is not in default under the Lease and there are no defenses or offsets against the enforcement of the Lease by Landlord, or stating the defaults and/or defenses claimed by Tenant; (g) recites the amount of any advance rent paid by Tenant and the date to which rent has been paid; (h) recites the amount of any security deposited with Landlord; and (i) such other information which Landlord or the recipient may reasonably require. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each estoppel certificate shall be deemed an Event of Default. No cure or grace period provided in this Lease shall apply to Tenant’s obligation to timely deliver an estoppel certificate.

(b)            Landlord agrees, from time to time, within ten (10) days after request of Landlord, to execute and deliver to Tenant, or Tenant’s designee, an estoppel certificate which (a) confirms that the Lease is in full force and effect and has not been modified, assigned, supplemented or amended, except by such writings as shall be stated; (b) confirms the Commencement Date and the scheduled date of the expiration of the term of this Lease; (c) confirms whether Tenant is in occupancy of the Premises; (d) confirms that all conditions and agreements under the Lease to be satisfied or performed by Tenant have been satisfied and performed except as shall be stated; (e) confirms that Tenant is not in default under the Lease, except as shall be stated; (f) recites the amount of any advance rent paid by Tenant and the date to which rent has been paid; (g) recites the amount of any security deposited with Landlord; and (h) such other information which Tenant or the recipient may reasonably require.

31.            Environmental Matters.

(a)            As used in this Section 31, the following terms have the meanings as set forth herein:

(b)            “Environmental Laws” means all federal, state, regional, county and local statutes, regulations. ordinances, rules, regulations and policies, all court and administrative orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever, including but not limited to those relating to the presence, manufacture, processing, use, distribution, treatment, storage, disposal, recycling, generation or transportation of Hazardous Substances; air, water (including surface water, groundwater, and stormwater) or soil (including subsoil) contamination or pollution; the presence or Release of Hazardous Substances, protection of wildlife, endangered species, wetlands or natural resources; health and safety of employees and other persons; and notification requirements relating to the foregoing, including, without limitation, the following statutes, and regulations adopted thereunder: the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq. (“CERCLA”); the Solid Waste Disposal Act, as amended by the Resource Conservation Recovery Act and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. § 6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. § 1251 et seq. (“CWA”); the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq. (“CAA”); the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq. (“TSCA”); the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j (“SDWA”); the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq. (“HMTA”); the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq. (“OPA”); the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq. (“EPCRA”); and the Occupational Safety and Health Act, 19 U.S.C. § 6251 et seq. (“OSHA”).

(c)            “Hazardous Substances” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is defined or regulated under any Environmental Law, and includes, without limitation, (a) asbestos, polychlorinated biphenyls, per- and poly- fluoroalkyls, lithium and lithium compounds, and petroleum (including petroleum products or derivatives, crude oil or any fraction thereof), and (b) any material classified or regulated as “solid waste” or “hazardous waste” pursuant to RCRA.

(d)            “Release” means without limitation, (a) any intentional, unintentional, knowing or unknowing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing any Hazardous Substances at, on or into the indoor or outdoor environment or otherwise in, onto, from or about the air, water (including surface waters and groundwater), soils, subsoils, soil or groundwater vapors, or any other surface or media on-site or off-site, and (b) the abandonment or discarding of barrels, drums, containers, batteries, underground tanks, or any other receptacles ever containing any Hazardous Substances.

(e)            “Remediation” includes, but is not limited to, any voluntary or mandated: response, remedial, removal, or corrective action, any activity to clean up, mitigate, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, and any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, and any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

(f)            Tenant shall not conduct, commence or alter any operations at the Premises without (i) having or obtaining all required operating and discharge permits, registrations, generator identifications, certifications or approvals required under any Environmental Law including from the Oklahoma Department of Environmental Quality and all other governmental or public authorities having jurisdiction over Tenant’s operations or the Premises, (together, “Permits”), including but not limited to air pollution control Permits, Permits under RCRA, stormwater permits, and waste water discharge system Permits and (ii) providing copies of all such Permits to Landlord.

(g)            Tenant shall at all times conduct its operations in material compliance with applicable Environmental Laws, Permits, and this Lease.

(h)            Except for Hazardous Substances contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, and in such quantities as are reasonably necessary for Tenant’s Use, Tenant shall not bring any Hazardous Substances upon the Premises or the Property or transport, store, use, generate, manufacture, recycle, or dispose any Hazardous Substances at, on or from the Premises or the Property except in full compliance with Environmental Laws, Permits and the terms and conditions of this Lease, and without causing any Release of Hazardous Substances at, on, to, below or from the Premises. Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Property of any Environmental Law.

(i)            Any and all underground storage tanks (as defined under Environmental Laws), aboveground storage tanks, pits, sumps, basins, vaults or structures existing at the Premises as of the inception of this Lease and used by Tenant at any time, must be operated in strict compliance with applicable Environmental Laws and property closed, decommissioned and shall undergo any Remediation required under any Environmental Law, Permit or this Lease at the termination of the Lease. Tenant agrees that it is both the “owner” and “operator” (as those terms are defined under applicable Environmental Laws) of any underground storage tank used by Tenant at any time on the Premises or the Property. Tenant shall be solely responsible for obtaining Permits for, and for the registration, management, use, inspection, recordkeeping and reporting, financial assurance, closure, post-closure, corrective action and Remediation of underground storage tanks, aboveground storage tanks, pits, sumps, basins, vaults or structures on the Premises, that are used by Tenant at any time, and any Hazardous Substances ever used, stored or Released by Tenant from underground storage tanks, aboveground storage tanks, pits, sumps, basins, vaults or structures used by Tenant on the Premises after the inception of the Lease, and any related impacted media, including soils, groundwater and soil vapors. Tenant shall not operate, install or permit the installation at, on or in the Premises of any new underground storage tank, aboveground storage tank, pit, sump, basin, vault or structure not existing at the inception of this Lease without prior written approval of Landlord which shall not be unreasonably withheld, conditioned or delayed.

(j)            Tenant, at its sole cost and expense, shall remove all Hazardous Substances brought to, used, managed, stored, disposed of or Released by Tenant or a Tenant Party onto or from the Premises or the Property at any time from and after the Commencement Date, including any impacted soils, groundwater or soil vapors, in a manner and to a level required under applicable Environmental Laws and, assuming that future uses of the Premises are consistent with current uses of the Premises, to a level that does not limit any future uses of the Premises, require installation of any engineered barriers or require environmental land use controls or otherwise require the recording of any deed restriction or notice regarding the Premises, unless specially authorized in advance by the Landlord in writing. Tenant shall perform such work at any time required under any applicable Environmental Law or, in the absence of a requirement under applicable Environmental Laws, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified above, Landlord may at its sole discretion, and without waiving any other remedy available under this Lease or at law or equity (including an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all direct out of pocket costs incurred by Landlord in performing such work, plus an administrative fee of five (5%) percent of such costs, within thirty (30) days after Landlord’s request therefor. Any such work performed by Landlord shall be on behalf of Tenant, and Tenant shall remain the owner, generator, operator, transporter, and/or arranger of the Hazardous Substances, as the case may be, for purposes of Environmental Law requirements. Tenant agrees not to enter into any agreement with any person, including any Governmental Authority (as hereinafter defined), regarding the removal of Hazardous Substances present upon otherwise released onto or from the Premises without the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

(k)            Tenant shall indemnify, defend, and hold harmless Landlord and its employees, officers, directors, partners, shareholders and agents (collectively, the “Landlord Parties”) from and against any (i) breach of the terms and conditions of Section 31 of this Lease regardless of whether Tenant had knowledge of such breach and (ii) all losses (including diminution in value of the Premises or the Property and loss of rental income from the Property), claims, demands, actions, suits, damages (including punitive damages with respect to third party Environmental Claims), expenses (including Remediation, removal, repair, corrective action, and cleanup expenses), and costs (including attorneys’ fees through all levels of proceedings, consultant fees and/or expert fees) relating to Tenant’s use or Release of any Hazardous Substances brought into the Premises by Tenant or any Tenant Party at any time from and after the Commencement Date (together “Environmental Claims”), which Environmental Claims are brought or recoverable against, or suffered or incurred by Landlord and/or the Landlord Parties as a result of the use or Release of Hazardous Substances by Tenant or any Tenant Party after the inception of the Lease, or any breach of the requirements under this Section 31 by Tenant or a Tenant Party at any time. Notwithstanding anything herein to the contrary, except for a subtenant of Tenant, Tenant shall not liable or responsible for any use or Releases of Hazardous Substances by another tenant or past owner or tenant of the Property or violation of Environmental Laws by another tenant or past owner or tenant of the Property.

(l)            Landlord shall have access to, and a right to perform at Landlord’s cost, inspections and tests of the Premises to determine Tenant’s compliance with Environmental Laws, its obligations under this Section 31, and the environmental condition of the Premises; provided however, if in Landlord’s commercially reasonable determination the inspections or tests indicate a potential environmental issue that would be Tenant’s responsibility to cure or remediate under this Section 31, Tenant shall bear the costs of such inspections and tests. Access shall be granted to Landlord upon Landlord’s fifteen (15) day prior written notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord may have against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to or receives from any Governmental Authority regarding any possible violation of Environmental Requirements or Release or threat of Release of any Hazardous Substances onto or from the Premises. Tenant shall, within five (5) days after receipt thereof, provide Landlord with a copy of any documents or correspondence received from any Governmental Authority or other party relating to a possible violation of Environmental Laws or claim or liability associated with the Release or threat of Release of any Hazardous Substances onto or from the Premises.

(m)            In addition to all other rights and remedies available to Landlord under this Lease or otherwise, in the event of a breach of the requirements of this Section 31 that is not cured within thirty (30) days following written notice of such breach by Landlord or, if at the time of the sale of the Property Tenant has failed to complete any investigation and or/Remediation of any Hazardous Substances as required under this Lease, Landlord may require Tenant to provide reasonable financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form reasonably satisfactory to Landlord. The requirements of this Section 31 are in addition to and not in lieu of any other provision in the Lease.

(n)            Upon Landlord’s request, which shall occur no more frequently than annually, and provided that there is a reasonable factual basis to make such request, Tenant shall complete, execute and deliver to Landlord an environmental questionnaire in such form and containing such commercially reasonable requests and questions as Landlord may submit to Tenant. In the event Tenant’s response to the environmental questionnaire indicates, in Landlord’s commercially reasonable determination, a potential environmental issue that would be Tenant’s responsibility to cure or remediate under this Section 31, then Landlord may require that Tenant undertake, at its sole cost, all investigatory and Remediation activities to the extent Tenant is required to do so under the terms of this Section 31.

(o)            Tenant’s obligations under this Section 31 shall survive any termination of this Lease.

32.            Rules and Regulations.

Tenant shall comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Property. The current rules and regulations are set forth on Exhibit C attached hereto and made a part hereof. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Property.

33.            Security Service.

Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the area of the Property that is exterior to the Building, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

34.            Force Majeure.

Neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, acts of terrorism, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, as a result of epidemic, pandemic, disease outbreak, or government mandated quarantines, including but not limited to Covid-19, and other causes beyond the reasonable control of such party (“Force Majeure”). The provisions of this Section 34 shall not excuse either party from the prompt payment of sums due the other party under this Lease (including Tenant’s obligation to pay Rent) and either party’s delay or failure to perform resulting from lack of funds shall not be deemed delays beyond that party’s reasonable control.

35.            Entire Agreement.

This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

36.            Severability.

If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

37.            Brokers.

(a)            Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Brokers set forth in Section 1 above, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims arising out of any breach of the foregoing representation.

(b)            Landlord represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Brokers set forth in Section 1 above, and Landlord agrees to indemnify and hold Tenant harmless from and against any claims arising out of any breach of the foregoing representation.

38.            Landlord’s Lien/Security Interest.

Landlord is not granted, nor does Landlord retain, any lien or security interest in the assets of Tenant now or hereinafter placed in or upon the Premises and, notwithstanding anything to the contrary in this Lease, Landlord hereby waives any lien or security interest in Tenant’s inventory, equipment, trade fixtures (including exercise equipment), furnishings, accounts and any other property of Tenant at the Premises that Landlord might otherwise have at law or in equity. Upon Tenant’s request, Landlord shall execute Tenant’s lender’s or prospective lender’s commercially reasonable form of Landlord’s waiver and consent to remove collateral or subordination agreement; provided such form shall be subject to reasonable comments and revisions provided by Landlord. To the extent that Landlord and any such Tenant’s lender have not entered into such a waiver and consent, Landlord hereby agrees that any Tenant lender shall have the right to access the Premises to possess or repossess collateral granted by Tenant on Tenant’s property located at the Premises, provided that such lender executes and delivers to Landlord a commercially reasonable indemnification agreement and satisfies Landlord’s commercially reasonable insurance requirements.

39.            Option to Purchase.

(a)            For purposes of this Section 39, the following terms shall have the following meanings:

(i)            “Appraisal” shall mean an appraisal report issued by an Appraiser establishing the Fair Market Value of the Option Property.

(ii)            “Fair Market Value” shall mean the purchase price that a willing purchaser would pay, and a willing seller would accept, for the Option Property when neither party is under any compulsion to buy or sell, assuming the highest and best use of the Option Property and taking into account all relevant factors. For purposes of determining the Fair Market Value, it shall be assumed that this Lease and all other leases of any portion of the Property have been terminated.

(iii)            “Final Appraised Value” shall mean the Final Appraised Value as determined in accordance with Section 39(d) below

(iv)            “Option” is defined below.

(v)            “Option Closing” shall mean the consummation of the purchase and sale transaction contemplated hereby as a result of the exercise of the Option.

(vi)            “Option Closing Date” shall mean the date prescribed herein for the consummation of the Option Closing under the Option.

(vii)            “Option Property” shall mean the real property described on Exhibit J attached hereto and the improvements located thereon.

(viii)            “Option Term” shall mean that period of time commencing on the third (3rd) anniversary of the Commencement Date and ending on the day immediately prior to the fourth (4th) anniversary of the Commencement Date.

(ix)            “Permitted Encumbrances” shall mean (i) those liens, security interests and encumbrances (if any) which are which exist at the time of execution and delivery hereof, (ii)  those liens, security interests and encumbrances created by the Tenant or to the creation or suffering of which the Tenant expressly consented in writing, (iii) those liens, security interests and encumbrances resulting from the failure of the Tenant to perform or observe any of the agreements on its part contained in this Lease, and (iv) vendors, mechanics’ and materialmen’s liens arising from the construction of the improvements, any alterations and any repair, replacement or renovation of the Premises, or any part thereof if the obligation to make such repair, replacement or renovation is an obligation of Tenant hereunder, provided that any such vendors’, mechanics’ and materialmen’s liens incurred by or for Tenant shall be discharged prior to any foreclosure thereof. Notwithstanding the foregoing, in no event shall any mortgage liens, security interests or other monetary liens by, through or under Landlord be Permitted Encumbrances and such liens shall be released at or prior to the Option Closing (except to the extent Tenant elects to assume same).

(x)            “Purchase Price” shall mean: the greater of (a) one hundred fifty percent (150%) of the aggregate amounts incurred by Landlord for (i) the purchase price for the Property (subject to reasonable adjustment for any portion of the Property not included in the Option Property), (ii) the Construction Allowance, and (iii) transaction expenses incurred in connection with the purchase of the Property by the Purchase and (b) the Fair Market Value of the Option Property.

(b)            Landlord does hereby grant to Tenant the right and option (the “Option”) to purchase the Option Property (as the same shall then exist in its “as is, where is condition”), subject to Permitted Encumbrances upon the terms and conditions set forth herein. Tenant’s right to exercise the Option is conditioned upon the following requirements: (i) Tenant is the initial named Tenant hereunder at the time of such exercise; and (ii) no default exists either at the time of such exercise or on the Option Closing Date. The foregoing conditions may be waived by Landlord in its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of the Option.

(c)            Tenant may exercise the Option, by giving written notice thereof to Landlord (an “Option Notice”) at any time during the Option Term. Such notice shall be delivered to Landlord at least ninety (90) days prior to the Option Closing Date, which shall be set by Tenant and specified in such notice, but which shall be no later than one hundred twenty (120) days after the last day of the Option Term and no sooner than thirty (30) days following the determination of the Final Appraised Value; provided, that Landlord may adjourn the Option Closing Date (as so designated by Tenant) from time to time for up to sixty (60) days in the aggregate by written notice given not later than one (1) business day prior to the then scheduled Option Closing Date. Notwithstanding the foregoing, if Landlord has applied for any portion of the Property to be platted or subdivided to create a separate legal lot and same has not been completed by the scheduled Option Closing Date, then Landlord may adjourn the Option Closing Date (as so designated by Tenant) from time to time for up to one hundred eighty (180) days in the aggregate by written notice given not later than one (1) business day prior to the then scheduled Option Closing Date in order to complete the creation of such separate legal lot. Tenant’s Option Notice must be accompanied by the submission to an escrow agent (which shall be Old Republic Title Company of Oklahoma or if not then available, another title company reasonably satisfactory to the Parties) (the “Option Escrow Agent”) in the amount of $250,000 (the “Option Deposit”). If Tenant fails to deliver an Option Notice by the expiration of the Option Term, then Tenant shall have no further rights under this Section 39 to exercise the Option.

(d)            Landlord and Tenant shall have thirty (30) days after the delivery of the Option Notice within which to each select an Appraiser and to instruct their selected Appraiser to prepare an appraisal of the Fair Market Value of the Option Property (the “Original Appraisals”). Each Appraiser shall have forty-five (45) days after being selected within which to prepare an Appraisal of the Option Property and to provide copies of the Appraisal to Landlord and Tenant. If the Fair Market Value of the Option Property as stated in the Original Appraisals are different but do not vary by more than ten percent (10%), the Fair Market Value as set forth in the Original Appraisals shall be averaged and the same shall be the Final Appraised Value. If the Fair Market Value as set forth in the Original Appraisals are different and vary by more than ten percent (10%), then the Original Appraisers shall select an independent appraiser (“Independent Appraiser”) to appraise the Option Property. The Independent Appraiser shall appraise the Option Property without being provided the Original Appraisals. The Independent Appraiser shall complete the Independent Appraisal within forty-five (45) days after being selected and shall submit the same to Landlord and Tenant. Within ten (10) days after receipt of the Independent Appraisal, Landlord and Tenant shall meet and the Fair Market Value established by the Independent Appraisal shall be compared with the Fair Market Values established by each of the Original Appraisals. The Fair Market Value established by the Original Appraisal that is closest to the Fair Market Value established by the Independent Appraisal shall be averaged with the Fair Market Value established by the Independent Appraisal and the same shall be deemed to be the Final Appraised Value. Tenant shall have the right to elect to proceed to purchase the Option Property at the Option Price based upon such Final Appraised Value or elect not to exercise the Option. If Tenant elects not to exercise the Option, Tenant shall pay all costs of the Appraisals and the provisions of this Section shall remain in effect, provided, however, that Tenant shall not be entitled to exercise an Option under this Section until the date that is three (3) years following the date of delivery Option Notice previously provided by Tenant. Notwithstanding anything in this Lease to the contrary, the Option may not be exercised by Tenant unless the named Tenant herein or its Affiliate or Successor is the Tenant under this Lease on the date of delivery of the Offer Notice, and if, at the time of Tenant’s delivery of an Offer notice to Landlord the foregoing conditions shall not be fully satisfied, then such Offer Notice shall be null and void and of no force or effect.

(e)            Landlord and Tenant and the Option Escrow Agent shall enter into an escrow agreement mutually acceptable to all such parties in their commercially reasonable discretion. The escrow agreement shall include provisions providing that (i) in the event of Option Closing, the Option Deposit held on behalf of Landlord and Tenant, together with any interest earned thereon, shall be delivered to Landlord and appropriately credited against the Option Price payable by Tenant, and (ii) in the event of a default by Tenant in its obligation to close, the Option Deposit, and any interest thereon, shall be paid Landlord by the Option Escrow Agent promptly following written request therefor from Landlord (without any additional consent or notice being required from Tenant), as liquidated damages as its sole and exclusive remedy; and, in such event, Tenant shall be deemed to have waived the Option and thereafter Tenant shall have no further rights to the Option and the provisions of this Section 39 will be null and void and of no further force and effect. If Landlord shall default in any of its obligations to close under this Section 39, the Option Deposit, and any interest earned thereon shall be returned to Tenant, and Tenant shall have the right to pursue all rights and remedies available at law or in equity, including specific performance.

(f)            Tenant’s obligation to close shall be subject to any environmental site assessments showing no recognized environmental conditions (excluding any caused by Tenant) disclosed in writing to Tenant or of which Tenant otherwise does not have knowledge prior to Tenant’s delivery of the Option Notice.

(g)            At the Option Closing, Tenant shall pay the Purchase Price for the Option Property (as it then exists, subject to Permitted Encumbrances) to Landlord, subject to customary adjustments, including, without limitation, adjustments of, Taxes and rents. If on the Option Closing Date all other sums, if any, then due to Landlord from Tenant as Additional Rent or for indemnification under this Lease or any other related document or documents have not been paid, Tenant shall pay the same as a part of the Option Closing. The time, date and place of the Option Closing shall be 10:00 a.m. Oklahoma City, Oklahoma, time on the Option Closing Date at the office of the Escrow Agent, or such other time, date and place as Tenant and Landlord may agree.

(h)            At the Option Closing, Landlord shall, upon payment of the Purchase Price, convey the Option Property to Tenant by special warranty deed, subject to Permitted Encumbrances, and Landlord and Tenant shall execute and deliver at the Closing such other documents as are reasonable and customary to close said transaction.

(i)            All costs relating to the Option Closing, including, but not limited to, the reasonable fees of any lender, survey costs, title insurance costs, costs of quieting title, taxes, filing and recording fees and costs shall be paid in accordance with local custom (or on a 50/50 basis if no local custom is applicable to any particular costs), except that all expenses of counsel to Landlord and all costs of removing any exceptions or objections to title which are not Permitted Encumbrances shall be paid by Landlord.

(j)            In the event Tenant, after exercise (or deemed exercise) of the Option, fails to proceed with the Option Closing of the purchase of the Premises pursuant to the terms and provisions as contained herein, Landlord shall be entitled to exercise all of its rights and remedies at law or in equity.

(k)            Until and unless legal title to the Option Property is transferred to Tenant at the Option Closing, the risk of loss of the Option Property shall remain with the Landlord under this Lease.

40.            Notices.

All notices required or permitted to be given under this Lease shall be in writing and shall be sent (a) by certified mail, return receipt requested, or (b) by a reputable national overnight courier service with proof of delivery and postage prepaid, or (c) by hand delivery, or (d) by e-mail with a duplicate copy provided by one of the other enumerated means on or prior to the end of the next business day, sent to the Notice Address for each party noted on the first page of this Lease. Either party may by notice given as aforesaid change its address for all subsequent notices. Notices shall be deemed given upon receipt, rejection or determination of inability to deliver.

41.            Anti-Terrorism Representations; Anti-Money Laundering Law.

(a)            Tenant represents, warrants and covenants as follows: (i) Tenant has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treasury.gov/ofac/downloads/t11sdn.pdf or at any replacement website or other replacement official publication of such list, and (ii) Tenant is currently in compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto, and with respect to all dealings between Landlord and Tenant, will so remain in compliance during the term of the Lease.

(b)            Tenant represents that Tenant is not under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, or any crimes which in the United States would be predicate crimes to money laundering. Tenant represents and warrants that it is in material compliance with any and all applicable Anti-Money Laundering Laws and provisions of the Patriot Act (each as defined below). For purposes of this Agreement, the term “Anti-Money Laundering Laws” means laws, regulations and sanctions, state and federal, criminal and civil, that (i) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (ii) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (iii) require identification and documentation of the parties with whom a United States Financial Institution (as defined in 31 U.S.C. 5312) conducts business; or (iv) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA Patriot Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

(c)            Tenant hereby represents and certifies to Landlord that Tenant is not: (i) a person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC of the U.S. Department of Treasury; (ii) otherwise blocked pursuant to other U.S. trade sanctions including, but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act as amended, the Sudan Accountability and Divestment Act and any sanctions administered and enforced by the U.S. Department of State, the U.S. Department of the Treasury, including OFAC or any enabling legislation or executive order relating thereto (collectively, “U.S. Trade Restrictions”); or (iii) an agent or instrumentality of, or otherwise controlled by or acting on behalf of, directly or indirectly, (i) or (ii) above.

(d)            Tenant represents, warrants and covenants that in performing its obligations under this Lease, Tenant shall not violate U.S. Trade Restrictions and shall not perform its obligations in any way that would cause Landlord to be in violation of U.S. Trade Restrictions.

42.            Miscellaneous.

(a)            If and when included within the term “Tenant” there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(b)            Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(c)            At Landlord’s request from time to time, Tenant shall furnish Landlord with Tenant’s publicly available annual and quarterly financial statements. To the extent financial statement are not publicly available, Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants, and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (i) to Landlord’s lenders or potential lenders, (ii) to potential purchasers of all or a portion of the Property, (iii) to its attorneys, accountants, consultants or other advisors, (iv) otherwise as reasonably necessary for the operation of the Property or administration of Landlord’s business, or (v) if disclosure is required by any law and/or any judicial or administrative order or ruling.

(d)            Upon request of either Landlord or Tenant, a memorandum of lease shall be prepared, executed and filed in any public record, which memorandum of lease will be in a form reasonably satisfactory to the parties. Tenant shall facilitate the cancellation of such memorandum of lease at Tenant’s sole cost and expense promptly following the expiration or sooner termination of this Lease.

(e)            Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(f)            The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by and delivery to both parties.

(g)            Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. As used herein, the words “including” and “include” shall always mean “without limitation.” The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(h)            Construction and interpretation of this Lease shall be governed by the laws of the state in which the Property is located, excluding any principles of conflicts of laws. Landlord and Tenant hereby irrevocably agree that any legal action or proceeding arising out of or relating to this Lease shall only be brought in the Courts of the State of Oklahoma, or the United States District Court for the Western District of Oklahoma. By execution and delivery of this Lease, Landlord and Tenant hereby irrevocably accept and submit generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waive in the case of any such action or proceeding brought in the courts of the State of Oklahoma, or United States District Court for the Western District of Oklahoma, any defenses based on jurisdiction, venue or forum non-conveniens.

(i)            Time is of the essence as to the performance of the parties’ obligations under this Lease (including, without limitation, under Section 39 hereof).

(j)            All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control.

(k)            If either party should prevail in any litigation instituted by or against the other related to this Lease, then the prevailing party shall receive from the non-prevailing party all costs and reasonable attorneys’ fees through all levels of proceedings (payable at standard hourly rates) incurred in such litigation, including costs on appeal, as determined by the court.

(l)            There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(m)            Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(n)            Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies providing installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), shall be required to comply with the reasonable rules and regulations of the Property, applicable Legal Requirements and Insurance Requirements.

(o)            Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord’s option to any obligation of Tenant, and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No payments by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated will be deemed to be other than on account of the earliest stipulated Rent, nor will any endorsement or statement on any check or letter of Tenant be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord’s right to recover any and all amounts owed by Tenant hereunder and Landlord’s right to pursue any other available remedy.

(p)            Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Lease Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(q)            Except as otherwise expressly set forth herein, it is the purpose and intent of Landlord and Tenant that the Rent shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord, the Rent specified herein for each month during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises which may arise or become due during the Lease Term shall be paid by the Tenant, except for such obligations and charges as have expressly been assumed by Landlord in accordance with the terms and conditions of the Lease.

(r)            In the event Landlord commences any summary proceeding or action for non-payment of Rent, Tenant covenants and agrees that it will not interpose, by consolidation of actions or otherwise, any counterclaim or other claim seeking affirmative relief of whatsoever nature or description in any such proceeding, except for mandatory counterclaims.

(s)            Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications and covenants, conditions and restrictions do not unreasonably interfere with the Permitted Use of the Premises by Tenant.

(t)            To the best of Landlord’s knowledge on the date hereof, the Premises are located entirely in Zone X for purposes of flood zone determination.

(u)            This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document. Signatures transmitted via facsimile, e-mail or in electronic format shall have the same binding effect as original signatures. To facilitate execution of this Lease, the parties may execute this Amendment electronically (e.g., by “DocuSign” or similar technology) and exchange electronic Lease facsimile counterparts of the signature pages and such electronic or facsimile counterparts shall serve as originals. No party hereto will raise the use of an electronic signature or electronic transmission to deliver a signature or the fact that any signature (electronic or otherwise) was transmitted or communicated through the use of electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(v)            If, at any time during the Lease Term, Tenant is a party to any government contract or is a supplier or vendor to any entity that is a party to a government contract (whether at the local, state or federal level), which contract requires compliance with special requirements (by way of example only and not in limitation thereof, adoption of special security procedures throughout the Property or the need for increased insurance coverages with respect to the entire Property), then the cost of such compliance shall be borne solely by Tenant. Further, Tenant represents and warrants that if any government contract, the special requirements of which are binding on Tenant, imposes specific employment obligations (by way of example and not in limitation thereof, payment of a government-designated prevailing wage or hiring preferences in order to ensure workforce diversity), such obligations shall only be applicable to Tenant, and shall not be imposed on Landlord or any other tenants or occupants of the Property.

(w)            If any payment under this Lease owed by Landlord to Tenant is not actually received on or before the due date (and not merely deposited in the mail), Tenant may, at Tenant’s option and to the extent allowed by applicable law, impose the Late Charge after the payment is more than five days past due. The parties agree that such Late Charge represents a fair and reasonable estimate of the costs that Tenant will incur by reason of such late payment by Landlord. The provision for such Late Charge shall be in addition to all of Tenant’s other rights and remedies hereunder or at law and shall not be construed as a penalty. Notwithstanding the foregoing, Tenant will not impose a Late Charge as to the first late payment in any calendar year, unless Landlord fails to pay the late payment to Landlord within three business days after the delivery of a written notice from Tenant to Landlord demanding the late payment be paid. However, Tenant may impose a Late Charge without advance notice to Landlord on any subsequent late payment in the same calendar year.

43.            Expansion Premises.

Tenant acknowledges that the premises described on Exhibit E attached hereto (the “Expansion Premises”) will be leased by Landlord to Terex USA, LLC (“Other Tenant”) pursuant to a lease dated on or about the date hereof (as the same may be amended or assigned from time to time, the “Other Lease”) which Other Lease is scheduled to expire on April 30, 2028, subject to a three-year extension option. Effective on the day immediately following the date of the expiration or sooner termination of the Other Lease and Tenant’s obtaining possession thereof (the “Expansion Premises Commencement Date”), Tenant shall lease the Expansion Premises subject to the following terms: (i) the term of the Lease for the Expansion Premises shall be coterminous with the Lease Term; (ii) the Base Rent with respect to the Expansion Premises shall be as set forth on Exhibit F attached hereto and made a part hereof, (iii) the Expansion Premises shall be leased in its “AS IS” condition, except to the extent otherwise agreed in writing by Landlord and Tenant, and (iv) commencing on the Expansion Premises Commencement Date: (y) the Expansion Premises shall be added to and deemed a part of the Premises upon all of the terms and conditions of this Lease, except as otherwise specifically set forth in this Section 43, but in no event shall Landlord be obligated to provide Tenant with any allowances or perform any work in connection therewith; and (z) Tenant’s Proportionate Share shall be increased to 100%. Upon or promptly following the Expansion Premises Commencement Date, Landlord and Tenant shall promptly execute an amendment to this Lease reflecting the foregoing, but the failure to enter into such an amendment shall not affect the operation of this Section 43.

44.            Shared Services Agreement.

Landlord and Tenant agree to work together in good faith to negotiate a Shared Services Agreement (“Shared Services Agreement”) among Landlord, Tenant and the Other Tenant which is contemplated to provide for, inter alia, the management of the Property and the payment by such parties of the various expenses for repair, replacement and maintenance of the Property (“RRM”) as well as Utilities and Common Area maintenance. It is contemplated that (a) the Shared Services Agreement would provide that Tenant, with certain exceptions, shall pay Utilities and shall perform the Common Area maintenance and the RRM required under the Shared Services Agreement, which may include services to be provided by Landlord under the Lease and/or the Other Lease or to be provided by the Other Tenant, and (b) the Shared Services Agreement may include provisions described on Exhibit K attached hereto. It is contemplated that the Shared Services Agreement may provide for Landlord’s authorization to Tenant to perform certain RRM on behalf of Landlord, whether applicable to the Property, the Premises or the premises occupied by the Other Tenant. The parties agree to work together in good faith with the Other Tenant and to enter into the Shared Services Agreement within thirty (30) days after the Commencement Date. The Shared Services Agreement shall be subject to Landlord’s approval in its reasonable discretion.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

I-40 OKC PARTNERS, LLC, an Oklahoma limited liability company Landlord

By:	/s/ Jana Bell
Name: Jana Bell
Title: Vice President

CANOO, INC., a Delaware corporation Tenant

By:	/s/ Ken Manget
Name: Ken Manget
Title: CFO

Exhibit A

PREMISES

[Intentionally Omitted]

A-1

Exhibit B

RENEWAL RIDER

(a)            Tenant shall have the right to renew the Lease for one (1) term of five (5) years (the “Renewal Term”) by delivering written notice of the exercise thereof to Landlord no earlier than eighteen (18) months nor later than nine (9) months before the expiration of the initial Lease Term, TIME BEING OF THE ESSENCE. Tenant’s right to renew this Lease is conditioned upon the following requirements: (i) Tenant is the initial named Tenant hereunder at the time of such exercise and at the commencement of the Renewal Term; and (ii) no default exists either at the time of such exercise or at the commencement of the Renewal Term. The foregoing conditions may be waived by Landlord in its sole discretion, and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of this option to renew. Tenant shall lease the Premises during each Renewal Term in its then-current condition, and Landlord shall have no obligation to perform any work to the Premises, or to provide Tenant with any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements in connection therewith.

(b)            The Base Rent payable during the Renewal Term shall be the prevailing rental rate (the “Prevailing Rental Rate”) in effect upon the commencement of the Renewal Term; provided, however, that in no event shall the Prevailing Rental Rate for the first year of the Renewal Term be less than the Base Rent payable during the last year of initial Lease Term. The annual increases to Base Rent during Renewal Term shall be determined in accordance with the Prevailing Rental Rate; provided, however, that in no event shall such annual increases be less than the annual increases applicable during the initial Lease Term.

(c)            The Prevailing Rental Rate (including any annual increases to same during each Renewal Term) shall be determined in accordance with the criteria set forth in this paragraph “(c)”, and shall take into account all relevant market conditions then existing in connection with the leasing of comparable space (including quality, size, age, fit-out, utility and location) to new (that is, non-renewing) tenants in buildings within twenty-five (25) miles of the Property (the “Geographic Area”) which are similar to the Building. Such factors shall include, but not be limited to, the creditworthiness of Tenant; any construction allowances or any rental concessions customarily given to tenants of similar creditworthiness as Tenant; and brokerage commissions payable in connection with the Renewal Term. The procedure for establishing the Prevailing Rental Rate shall be as follows:

(i)            Approximately one hundred eighty (180) days prior to the commencement of the Renewal Term, Landlord shall notify Tenant of Landlord’s determination of the Prevailing Rental Rate (“Landlord’s Determination”).

(ii)            Within thirty (30) days after delivery of the notice setting forth Landlord’s Determination, TIME BEING OF THE ESSENCE, Tenant shall notify Landlord (“Tenant’s Notice”) whether Tenant accepts or disputes Landlord’s Determination. If Tenant’s Notice accepts Landlord’s Determination then Landlord’s Determination shall, for all purposes, constitute the Prevailing Rental Rate. If Tenant fails to give Tenant’s Notice in a timely manner, then Tenant will be deemed to have accepted Landlord’s Determination. If Tenant’s Notice disputes Landlord’s Determination, Tenant’s Notice shall include Tenant’s determination of the Prevailing Rental Rate (“Tenant’s Determination”) as determined by an independent real estate appraiser selected by Tenant who has at least ten (10) years’ experience in leasing and valuation of buildings in the Geographic Area which are similar in character to the Building (a “Qualified Appraiser”).

(iii)            If Tenant’s Notice timely disputes Landlord’s Determination as aforesaid, then within thirty (30) days after delivery of Tenant’s Notice, Landlord shall notify Tenant (“Landlord’s Notice”) whether Landlord accepts or disputes Tenant’s Determination. If Landlord’s Notice disputes Tenant’s Determination, Landlord’s Notice shall include a second determination of the Prevailing Rental Rate (“Landlord’s Second Determination”), which shall be determined by a Qualified Appraiser selected by Landlord. If Landlord’s Second Determination exceeds Tenant’s Determination by three (3%) percent or less, the Base Rent shall be the average of Landlord’s Second Determination and Tenant’s Determination. If Landlord’s Second Determination exceeds Tenant’s Determination by more than three (3%) percent, Landlord or Tenant shall apply to the office of the American Arbitration Association (or any successor organization) closest to the Property to designate a third Qualified Appraiser (the “Third Appraiser”) in accordance with the then-prevailing rules, regulations and/or procedures of the American Arbitration Association, and if the American Arbitration Association (or any successor organization) is unable or unwilling to designate the Third Appraiser, then either party may commence a legal proceeding to have the Third Appraiser appointed. Any appraiser appointed pursuant to this subparagraph “(iii)” shall be a Qualified Appraiser, who has worked for neither Landlord nor Tenant within the preceding five (5) years.

(iv)            The Third Appraiser shall conduct such hearings and investigations as (s)he may deem appropriate and shall, within thirty (30) days after the date of his or her designation as the Third Appraiser, choose either Landlord’s Second Determination or Tenant’s Determination, and such choice shall be conclusive and binding upon Landlord and Tenant.

(v)            Each party shall pay its own counsel fees and expenses in connection with any arbitration hereunder, including the expenses and fees of any appraiser selected by it in accordance with the terms hereof, and Landlord and Tenant shall share equally the costs and expenses of the Third Appraiser.

(vi)            Except for the sole purpose of determining the Prevailing Rental Rate, the appraisers shall not have the power to add to, modify or change any of the provisions of this Lease.

(d)            If the final determination of the Prevailing Rental Rate is not made on or before the first day of the Renewal Term, then pending such final determination Tenant shall pay, as the Base Rent for the Renewal Term, an amount equal to Landlord’s Determination (or Landlord’s Second Determination, if applicable). If the payments made by Tenant prior to establishing the Prevailing Rental Rate were greater than the actual Base Rent payable for the Renewal Term, then provided Tenant is not in default under any provision of this Lease, Landlord shall, at its option, either credit the overpayment toward Tenant’s next monthly payment(s) of Base Rent due hereunder, or refund such overpayment to Tenant.

(e)            Landlord and Tenant shall promptly execute an amendment to this Lease evidencing any extension of the Lease Term and the determination of Base Rent for the Renewal Term pursuant to this Renewal Rider, but no such amendment shall be necessary in order to make the provisions of this Renewal Rider effective.

(f)            Tenant’s right to renew the Lease shall automatically terminate if the Lease or Tenant’s right to possession of the Premises is terminated.

(g)            Notwithstanding Tenant’s exercise of its option to renew in accordance with the provisions of this Renewal Rider, Landlord shall have the right to nullify Tenant’s exercise of its right to renew if any guarantor of the Lease refuses or fails to reaffirm its obligations under its guaranty within ten (10) days after Landlord’s request therefor.

(h)            Tenant shall have no further right to extend the Lease Term following the expiration of the Renewal Term.

(i)            Except as set forth in this Renewal Rider, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in effect during the Renewal Term.

Exhibit C

Rules and Regulations

[Intentionally Omitted]

C-1

Exhibit D

ESTOPPEL CERTIFICATE

[Intentionally Omitted]

D-1

Exhibit E

EXPANSION PREMISES

[Intentionally Omitted]

E-1

Exhibit F

EXPANSION PREMISES RENT

[Intentionally Omitted]

F-1

EXHIBIT G

FORM OF WARRANT

[Intentionally Omitted]

G-1

EXHIBIT H

INTENTIONALLY OMITTED

H-1

EXHIBIT I-1

TENANT’S REMEDIATION WORK

[Intentionally Omitted]

I-1

EXHIBIT I-2

TENANT’S TI WORK

[Intentionally Omitted]

I-1

EXHIBIT J

OPTION PROPERTY

[Intentionally Omitted]

J-1

EXHIBIT K

SHARED SERVICES AGREEMENT – CONTEMPLATED TERMS

[Intentionally Omitted]

K-1

EXHIBIT L

PARKING AREAS

[Intentionally Omitted]

L-1